AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

     This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of June 30, 1998 (the "Agreement"), is made and entered into by and among: (i) Onsite Energy Corporation, a Delaware corporation ("Onsite"); (ii) SYCOM ONSITE Corporation, a Delaware corporation and wholly-owned subsidiary of Onsite ("SYCOM ONSITE") (together Onsite and SYCOM ONSITE shall be referred to herein as the "Onsite Companies"); (iii) Sycom Enterprises, LLC, a Delaware limited liability company ("Sycom LLC") and (iv) SSBKK Corp, a Delaware corporation and sole member of Sycom LLC ("SSBKK").

                             RECITALS

     WHEREAS, the parties have agreed that Onsite shall form a Delaware subsidiary corporation, SYCOM ONSITE to acquire all of Sycom LLC's assets and assume specific Sycom LLC liabilities for the consideration set forth herein; and

     WHEREAS, the Board of Directors of Onsite deems it advisable and in the best interests of the stockholders of Onsite to effect such transactions under the terms set forth herein and in the ancillary agreements attached hereto, and therefore have approved and authorized such transactions; and

     WHEREAS, SSBKK, as the sole member of Sycom LLC, deems it advisable and in the best interest of Sycom LLC to sell Sycom LLC's assets to SYCOM ONSITE for the consideration set forth herein; and

     WHEREAS, this Agreement amends and restates that certain "Asset Purchase Agreement" originally entered into by the parties hereto as of May 19, 1998;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


I.   SALE AND PURCHASE OF ASSETS.

     1.1 PURCHASE OF ASSETS. On the terms and conditions of this Agreement, Onsite agrees that it will cause SYCOM ONSITE to buy from Sycom LLC, and Sycom LLC agrees to sell, transfer, assign, and convey to SYCOM ONSITE, all of the project assets, properties, and rights of Sycom LLC as of the Closing Date (as defined in Section 5.2), which assets are more particularly set forth in Schedule 1.1 hereto (the "Assets"). For purposes of this Agreement, the Assets shall include all of the project assets of Sycom LLC, and all property rights and businesses of every type and description attributable to Sycom LLC as of the Closing Date, whether or not listed in Schedule 1.1, including, but not limited to, all rights under contracts, cash, tangible and intangible personal property wherever located

<PAGE2>


or by whomever possessed, inventory, equipment, tools, supplies, notes, accounts receivable, prepaid costs and deposits, goodwill, claims of all kinds, licenses, patents, copyrights, patent and copyright applications, trademarks, service marks, trademark and servicemark applications, know-how, customer lists, telephone numbers, brand names, inventions, trade secrets, discounts and adjustments of any kind, any express or implied warranties of third parties related to the Assets or in favor of Sycom LLC, and all information, books, and records (whether reduced to physical form or otherwise, in original form or copies) for use in or related to the business conducted by Sycom LLC.

     1.2 ASSUMPTION OF LIABILITIES. In connection with the transfer of all of Sycom LLC's right, title, and interest in and to the Assets, SYCOM ONSITE will accept the assignment of, and also agrees to assume the duties and obligations of performance under, those specific contracts and liabilities to which Sycom LLC is a party as identified in Schedule 1.2 hereto (the "Liabilities").


II.  CONSIDERATION.

     2.1 ISSUANCE AND DELIVERY OF COMMON SHARES. As consideration for the transfer, assignment, conveyance, and delivery of the Assets hereunder, and for the assumption by SYCOM ONSITE of the Liabilities (along with the consideration set forth in the Ancillary Agreements attached hereto (as defined below in Section 3.4 hereof)), on the Closing Date, Onsite shall issue and deliver to Sycom LLC a total of one million seven hundred fifty thousand (1,750,000) shares of Onsite's Class A Common Stock, $.001 par value (the "Common Stock" or "Common Shares").

     2.2 NO LIEN OR ENCUMBRANCES ON COMMON STOCK. The issuance and transfer of the Common Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as Sycom LLC and SYCOM ONSITE shall have otherwise agreed in writing.

     2.3 UNREGISTERED STOCK. None of the Common Stock issued to Sycom LLC shall, on the Closing Date, be registered under federal or state securities laws, but rather, the Common Shares shall be issued to Sycom LLC pursuant to an exemption therefrom and shall be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All of such stock certificates representing Common Shares shall bear a legend worded substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") and are `restricted securities' as that term is defined in Rule 144 under the Securities Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to registration or an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company."

<PAGE3>


Onsite's  transfer  agent  shall  annotate  its  records   to  reflect  the
restrictions on transfer embodied in the legend set forth above.

     2.4 REGISTRATION RIGHTS. Following the Closing Date, the Common Shares shall be entitled to those demand and piggyback registration rights more particularly set forth in the Registration Rights Agreement (as defined below).


III. ADDITIONAL AGREEMENTS.

     3.1 REGISTRATION RIGHTS AGREEMENT. As an integral part of the transactions contemplated hereunder, Onsite, Sycom LLC, Sycom Corp., a Delaware corporation ("Sycom Corp"), and SSBKK, shall have entered into those additional covenants and agreements set forth in the "Registration Rights Agreement" attached hereto as EXHIBIT A and incorporated herein by this reference (the "Registration Rights Agreement").

     3.2 SALE AND NONCOMPETITION AGREEMENT. As an integral part of the transactions contemplated hereunder, Onsite, SYCOM ONSITE, Sycom Corp, Sycom Enterprises, Limited Partnership, a Delaware limited partnership ("Sycom LP"), and Public Service Conservation Resources Corporation ("PSCRC") shall have entered into those additional covenants and agreements set forth in the "Sale and Noncompetition Agreement" attached hereto as EXHIBIT B and incorporated herein by this reference (the "Sale and Noncompetition Agreement"),

     3.3 ESCROW AGREEMENT. As an integral part of the transactions contemplated hereunder, Onsite, SYCOM ONSITE, Sycom Corp, PSCRC, and Bartel Eng Linn & Schroder as escrow agent, shall have entered into those additional covenants and agreements set forth in the "Escrow Agreement" attached hereto as EXHIBIT C and incorporated herein by this reference (the "Escrow Agreement")

     3.4 VOTING AGREEMENT. As an integral part of the transactions contemplated hereunder, certain Onsite shareholders, Sycom LLC and Sycom Corp shall have entered into those additional covenants and agreements set forth in the "Voting Agreement" attached hereto as EXHIBIT D and incorporated herein by this reference (the "Voting Agreement"). Collectively, the Registration Rights Agreement, the Sale and Noncompetition Agreement, the Escrow Agreement, the Voting Agreement, and any additional agreements, instruments, exhibits, schedules attached thereto,  shall  collectively  be  referred  to herein  as  the  "Ancillary
Agreements."

     3.5 LOAN OF FUNDS. In order to enable the shareholders of Sycom Corp and SSBKK to pay anticipated federal and state taxes, if any, resulting from the sale of the Assets of Sycom LLC and/or the consideration received for the Sale and Noncompetition Agreement, the Onsite Companies agree to loan to Sycom LLC, for distribution to such shareholders, up to one million dollars ($1,000,000) immediately prior to the time that such taxes are due.

<PAGE4>


Such loan shall be at the option of Sycom LLC and shall accrue interest at the rate of 9.75% per annum, and shall have such further terms and conditions as are set forth herein and in a form of promissory note substantially similar to that attached hereto as EXHIBIT E (the "Note"). Sycom LLC shall secure the repayment of the principal and interest of the Note by pledging to Onsite 1.75 Common Shares for each $1.00 loaned pursuant to the terms of a "Stock Pledge Agreement" substantially similar to that attached hereto as EXHIBIT F (the "Stock Pledge Agreement"). The Note shall be payable in advance at any time, without penalty, and shall mature and be fully due two years from the Closing Date. At the sole election of Sycom LLC, the Note shall be payable in either cash or Onsite Common Stock. If repayment in Common Stock is elected, then the Common Shares shall have a value equal to the average closing market price for the twenty (20) trading days immediately preceding the date of repayment, and the share certificates evidencing the Common Shares tendered in repayment shall be surrendered to Onsite. In the case Sycom LLC elects to repay the Note with Common Shares, Onsite's sole recourse shall be the Common Shares pledged pursuant to the Stock Pledge Agreement and no recourse shall be had against any other assets of Sycom LLC.


IV.  CONDITIONS.

     4.1 CONDITIONS OF THE OBLIGATIONS OF EACH PARTY. The obligations of Sycom LLC, on the one hand, and Onsite on the other hand, to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

          (a) Each of the Ancillary Agreements, as more specifically provided for in Sections 3.1, 3.2, 3.3, and 3.4 of this Agreement, shall have been executed by the appropriate parties;

          (b) The Schedules as set forth under Articles VI and VII hereof, as may be amended by the parties prior to the Closing, shall be acceptable to the parties;

          (c) No court, arbitrator, or governmental body, agency, or official shall have issued any order, and there shall not be any statute, rule, or regulation, restraining or prohibiting the consummation of the asset purchase or the effective operation of the business of Onsite after the Closing Date;

          (d) The parties shall have agreed upon the allocation of the sales price and prepared an Asset Acquisition Statement on Form 8594 as required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code");

          (e) All actions by or in respect of or filings with any court, arbitral tribunal, administrative agency, commission, or other governmental or regulatory authority or agency (a "Governmental Entity") required to permit the consummation of the asset purchase shall have been obtained;


<PAGE5>

          (f)   All  material  consents  of  third   parties   (other  than
Governmental Entities), if applicable, shall have been obtained; and

          (g) No claim or threat of legal action by any third party as a result of this transaction has been communicated to Onsite, which claim or threat remains unresolved as of the Closing Date.

     4.2 CONDITIONS TO THE OBLIGATIONS OF ONSITE. The obligations of Onsite to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Onsite) of the following further conditions:

          (a) The representations and warranties of Sycom LLC which are subject to limitations, as more fully set forth therein, as to "materiality" or "material adverse effect" shall be true and accurate (except for those representations and warranties that address matters only as of a particular date, which need only be true and accurate as of such date) as of the Closing Date as if made at and as of such time, and the representations and warranties of Sycom LLC which are not subject to such limitations shall be true and accurate in all material respects (except for those representations and warranties that address matters only as of a particular date, which need only be true and accurate in all material respects as of such date) as of the Closing Date as if made at and as of such time;

          (b) Sycom LLC shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; and

          (c) Since the date of this Agreement, there shall not have occurred any event, change, or effect having, or which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Sycom LLC.

     4.3 CONDITIONS TO THE OBLIGATIONS OF SYCOM LLC. The obligations of Sycom LLC to consummate the asset purchase are subject to the satisfaction (or waiver by Sycom LLC) of the following further conditions:

          (a) The representations and warranties of Onsite which are subject to limitations, as more fully set forth therein, as to "materiality" or "material adverse effect" shall be true and accurate (except for those representations and warranties that address matters only as of particular date, which need only be true and accurate as of such date) as of the Closing Date as if made at and as of such time, and the representations and warranties of Onsite which are not subject to such limitations shall be true and accurate in all material respects (except for those representations and warranties that address matters only as of a particular date, which need only be true and accurate in all material respects as of such date) as of the Closing Date as if made at and as of such time;

          (b) Onsite shall have performed in all material respects all of the respective obligations hereunder required to be performed by Onsite at or prior to the Closing Date; and


<PAGE6>

          (c) Since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Onsite.


V.   SIGNING AND CLOSING

     5.1 DELIVERIES AT SIGNING OF AGREEMENT. Prior to or substantially contemporaneous with the execution this Agreement, Onsite and Sycom LLC, as applicable, shall deliver or cause to be delivered to the other party the following:

          (a) evidence of the corporate or limited liability company authorizations approving the terms of this Agreement and the Ancillary Agreements and the transactions contemplated herein and therein; and

          (b) the executed Ancillary Agreements as more specifically provided for in Sections 3.1, 3.2, 3.3, and 3.4 of this Agreement.

     5.2 CLOSING OF TRANSACTION. The closing of the transactions contemplated hereby (the "Closing") shall take place when all of the conditions precedent provided for in Article IV hereof shall have been satisfied or waived and all deliveries provided for in this Article V shall have been made, which shall occur on Tuesday, June 30, 1998, at or before 11:00 p.m., Pacific Daylight Time, (the "Closing Date"). The Closing shall take place simultaneously at the offices of Onsite, Sycom Corp, PSCRC, Bartel Eng Linn & Schroder, LeBoeuf, Lamb, Greene & MacRae, L.L.P., and/or at such other places or time as the parties hereto may mutually agree in writing.

     5.3 DELIVERIES ON THE CLOSING DATE BY SYCOM LLC. Provided that all of the terms and conditions of this Agreement have been satisfied, Sycom LLC shall deliver or cause to be delivered to SYCOM ONSITE the following on or before the Closing Date:

          (a) (i) Bills of sale or documents of assignment as shall be required to vest in SYCOM ONSITE good and marketable title to all the Assets, and (ii) operating control of the Assets;

          (b)  a copy of a Certificate of  Good  Standing  for   Sycom  LLC
issued not more than ten (10) days prior to the Closing Date by the Delaware Secretary of State;

          (c) a certificate signed by the President of SSBKK as the sole member of Sycom LLC dated as of the Closing Date stating that the financial statements of Sycom LLC for the fiscal year ended December 31, 1997, were prepared in accordance with generally accepted accounting principles ("GAAP"), that such financial statements continue to reflect accurately the financial condition of Sycom LLC as of the time periods covered, and nothing has occurred since the last balance sheet date (December 31, 1997) which would render such financial statements to be misleading or incorrect in any material respect; and



<PAGE7>


          (d) a certificate signed by the President of SSBKK as the sole member of Sycom LLC dated as of the Closing Date stating that all of the representations and warranties of the Sycom LLC set forth in this Agreement are true and correct in all material respects and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived; and

          (e) the executed Ancillary Agreements as more specifically provided for in Sections 3.1, 3.2, 3.3, and 3.4 of this Agreement.

     5.4 DELIVERIES ON THE CLOSING DATE BY ONSITE AND SYCOM ONSITE. Provided that all of the terms and conditions of this Agreement have been satisfied, and with the exception of the Form D under Section 5.4(e) hereof which may be delivered within fifteen (15) after the Closing Date, Onsite shall deliver, or cause to be delivered to Sycom LLC, the following on or before the Closing Date:

          (a) certificates representing 1,750,000 Common Shares, in the name of Sycom LLC;

          (b) a copy of a Certificate of Good Standing for Onsite issued not more than ten (10) days prior to the Closing Date by the Delaware Secretary of State;

          (c) a certificate signed by the Chief Executive Officer of Onsite dated as of the Closing Date stating that the financial statements of Onsite, as determined in accordance with GAAP, as of the Closing Date, continue to reflect accurately the financial condition of Onsite as of the time periods covered, and nothing has occurred since the last balance sheet date (March 31, 1998) which would render such financial statements to be misleading or incorrect;

          (d) a certificate signed by the Chief Executive Officer of Onsite dated as of the Closing Date stating that all of Onsite's representations and warranties set forth in this Agreement are true and correct and that all of the conditions of this Agreement applicable to the Closing Date have been satisfied or waived; and

          (e)  an   originally   signed   SEC   Form  D  relating  to  this
transaction; and

          (f) the executed Ancillary Agreements as more specifically provided for in Sections 3.1, 3.2, 3.3, and 3.4 of this Agreement.

     5.5 FILINGS; COOPERATION. Onsite and Sycom LLC shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions


<PAGE8>


contemplated by this Agreement. Unless otherwise provided herein, all such instruments so delivered shall be dated the Closing Date.





VI.  REPRESENTATIONS AND WARRANTIES OF SYCOM.

     Each of Sycom LLC and SSBKK represents and warrants to Onsite as follows:

     6.1 TITLE TO PROPERTY. Schedule 1.1 accurately identifies all of the Assets of Sycom LLC. Sycom LLC has good and marketable title to the Assets free and clear of all liens, encumbrances, security interests, charges, restrictions, options, mortgages, easements, rights-of-way, or other encumbrances and restrictions of any nature whatsoever, except as described in Schedule 6.1 and upon consummation of the transactions contemplated hereby, Sycom LLC shall transfer, assign, and convey to SYCOM ONSITE, and SYCOM ONSITE shall receive from Sycom LLC, good and marketable title to all of the Assets free and clear of any and all liens, encumbrances, security interests, charges, or restrictions against transfer except as disclosed in
Schedule 6.1.

     6.2 ORGANIZATION. Sycom LLC is a limited liability corporation, and each of its affiliates is a corporation, partnership, or limited liability company, duly organized, validly existing, duly qualified or licensed to do business, and in good standing under the laws of the jurisdiction of its incorporation or organization and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Sycom LLC or its affiliates taken as a whole. As used in this Agreement, a "Person" is a natural person, corporation, trust, association, company, partnership, limited liability company, joint venture, or other entity or any government, governmental agency, instrumentality, or political subdivision. Also as used in this Agreement, any reference to any event, change, or effect having a material adverse effect on or with respect to any Person (or group of Persons taken as a whole) means such event, change, or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, businesses, results of operations, assets, liabilities, or properties of such Person (or, if used with respect thereto, of such group of Persons taken as a whole).

     6.3 CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT. Each of Sycom LLC and SSBKK has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Sycom LLC and SSBKK of this Agreement and the Ancillary Agreements and the consummation by them of the transactions


<PAGE9>


contemplated hereby and thereby have been duly and validly authorized. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by Sycom LLC and SSBKK and constitutes a valid and binding obligation of Sycom LLC and SSBKK, enforceable against each of them as applicable in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     6.4  CONSENTS  AND  APPROVALS;  NO VIOLATIONS.  Except as disclosed in
Schedule 6.4, and for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the approval of this Agreement by Sycom LLC's member and the approval of the Ancillary Agreements by Sycom LLC's affiliates, neither the execution nor delivery of this Agreement or the Ancillary Agreements by each of Sycom LLC and SSBKK nor the consummation by each of Sycom LLC and SSBKK of the transactions contemplated hereby and thereby nor compliance by each of Sycom LLC and SSBKK with any of the provisions hereof or thereof will (i) conflict with or result in any beach of any provision of the articles, bylaws, partnership agreement, certificate of formation, operating agreement, or similar organizational documents of each of Sycom LLC or SSBKK, (ii) require any filing with, or permit, authorization, consent, or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, or require any consent or waiver under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement (including, without limitation, project or customer agreements) or other instrument or obligation to which Sycom LLC is a party or by which it or any of its properties or assets may be bound (a "Sycom LLC Agreement") or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Sycom LLC or any of its properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings, or where such violations, breaches, or defaults, or the failure to obtain such consents or waivers would not, individually or in the aggregate, have a material adverse effect on Sycom LLC or its affiliates and will not materially impair the ability of Sycom LLC or its affiliates to consummate the transactions contemplated hereby or by the Ancillary Agreements.

     6.5 FINANCIAL STATEMENTS. Sycom LLC has heretofore made available to Onsite true and complete copies of all financial statements prepared by or on behalf of Sycom LLC since the time of its formation to December 31, 1997. Such financial statements have been prepared from, and are in accordance with, the books and records of Sycom LLC, comply in all material respects with applicable accounting requirements and have been applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position and the results of operations and cash flows of Sycom LLC, as of the dates thereof or for the periods presented therein. Sycom LLC maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general


<PAGE10>


or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     6.6  ABSENCE OF CERTAIN  CHANGES.   Except  to the extent disclosed in
Schedule 6.6, since January 1, 1998, Sycom LLC has conducted its business and operations consistent with past practice only in the ordinary and usual course. From January 1, 1998 through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent, or otherwise) having, or which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Sycom LLC;
(ii) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the equity interests of Sycom LLC; or (iii) any change by Sycom LLC in accounting principles or methods, except insofar as may be required by a change in GAAP. Since January 1, 1998, Sycom LLC has not taken any of the actions prohibited by Section 8.1 hereof.

     6.7  NO UNDISCLOSED LIABILITIES.   Except (a) as reflected in Schedule
1.2 or on Sycom LLC's balance sheet for the fiscal year ending December 31, 1997, (b) to the extent disclosed in Schedule 6.7 and (c) for liabilities and obligations incurred in the ordinary course of business, consistent with past practice and not in excess of $25,000 in the aggregate since January 1, 1998, Sycom LLC has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Sycom LLC, or the liabilities set forth in Schedule 1.2, or would be required to be reflected or reserved against on a balance sheet of Sycom LLC (including the notes thereto) prepared in accordance with GAAP as applied in preparing the balance sheet of Sycom LLC as of December 31, 1997.

     6.8  NO  EMPLOYEES.   Sycom  LLC  currently  does not have nor has had
since the time of its formation any employees or employee benefit plans.

     6.9 LITIGATION; COMPLIANCE WITH LAW. Except to the extent disclosed in Schedule 6.9:

          (a) There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Sycom LLC, threatened against or affecting, Sycom LLC or its affiliates; and

          (b) Sycom LLC has complied in a timely manner and in all material respects with all laws, statutes, regulations, rules, ordinances, judgements, decrees, orders, writs, and injunctions, of any court or Governmental Entity relating to any of the property owned, leased, or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, and antitrust laws.

     6.10 NO  DEFAULT.  The business of Sycom LLC is not being conducted in


<PAGE11>


default or in violation of any term, condition, or provision of (i) its respective Articles of Incorporation or Bylaws or similar organizational documents, (ii) any Sycom LLC Agreement, or (iii) any federal, state, local, or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit, or license or other governmental authorization or approval applicable to Sycom LLC, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a material adverse effect on Sycom LLC, or materially impair the ability of Sycom LLC to consummate the transactions contemplated hereby.


     6.11 TAXES.

          (a)  Except as set forth in Schedule 6.11:

               (i) Sycom LLC has (x) duly filed (or there has been filed on its behalf) with the appropriate federal, state, local, and foreign Governmental Entitles all Tax Returns (as hereinafter defined) required to be filed by it on or prior to the date hereof, and such Tax Returns are true, correct, and complete in all material respects, and (y) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all taxes (as hereinafter defined) for all periods ending on or before the Closing Date;

               (ii) Sycom LLC has made provision for all Taxes payable (x) for any periods that end before the Closing Date for which no Tax Returns have yet been filed and (y) for all periods that begin before the Closing Date and end after the Closing Date to the extent that such Taxes are attributable to the portion of any such periods ending on or before the Closing Date;

               (iii) There are no liens for Taxes upon any property or assets of Sycom LLC, except for liens for Taxes not yet due;

               (iv) Sycom LLC has not made any change in accounting methods, received a ruling from any taxing authority, or signed an agreement likely to have a material adverse effect on Sycom LLC;

               (v) Sycom LLC has complied in all respects with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld and paid over to the proper federal, state, local, and foreign Governmental Entities all amounts required to be so withheld and paid over under applicable laws;

               (vi) No deficiency for any taxes has been proposed, asserted, or assessed against Sycom LLC which has not been resolved and paid in full;

               (vii)  No federal, state, local, or foreign  audits or other


<PAGE12>


administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Sycom LLC, and Sycom LLC has not received a written notice of any pending audits or proceedings;

               (viii) The federal income Tax Returns of Sycom LLC have not been audited by the Internal Revenue Service or any state, local, or foreign Governmental Entity (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for any period through and including December 31, 1997;

               (ix)   There  are  no  outstanding   requests,   agreements,
consents, or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Sycom LLC, and no power of attorney granted by Sycom LLC with respect to any Taxes is currently in force;

               (x) Sycom LLC is not a party to any agreement providing for the allocation or sharing of Taxes; and

               (xi) Sycom LLC is not required to be, nor has been, included in (and has not, and will not, consent to be included in) a consolidated, combined, unitary, or affiliated Tax Return for any period under any federal, state, local, or foreign law, and Sycom LLC is not nor will be subject to liability for any taxes of any other Person, including, without limitation, liability arising from the application of section 1.1502-6 of the U.S. Treasury regulations promulgated pursuant to section 1502 of the Code or any analogous provision of any state, local, or foreign law.

          (b) "Taxes" (including, with correlative meaning, the term "Tax") shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, railroad retirement, railroad unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, real property transfer taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties, or additional amounts attributable to, or imposed upon, or with respect to, any such amounts. "Tax Return" shall mean any report, return, document, declaration, or other information or filing required to be filed with or supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     6.12 CONTRACTS.   Each  Sycom  LLC  Agreement   is   valid,   binding,
enforceable, and in full force and effect, except where failure to be valid, binding, enforceable, and in full force and effect would not have a material adverse effect on Sycom LLC, and there are no defaults thereunder, except those defaults that would not have a material adverse effect on


<PAGE13>


Sycom LLC. Schedule 6.12 sets forth a true and complete list of all (i) non-competition agreements imposing restrictions on the ability of Sycom LLC to conduct business in any jurisdiction or territory, (ii) agreements of Sycom LLC relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $25,000, (iii) leases or subleases of real property to which Sycom LLC is a party, (iv) partnership, joint venture, or other similar agreements or arrangements to which Sycom LLC is a party, (v) material agreements to which Sycom LLC is a party providing for agency, dealer, or sales representation arrangements,
(vi) agreements to which Sycom LLC is a party which contain provisions relating to "change of control" situations or similar provisions, (vii) material project or customer agreements, and (viii) agreements of Sycom LLC with or for the benefit of any affiliate of Sycom LLC.

     6.13 ENVIRONMENTAL MATTERS.

          (a) Except as set forth in Schedule 6.13(a) and except for matters which would not, individually or in the aggregate, be reasonably expected to result in a material adverse effect on Sycom LLC: (i) Sycom LLC is and has been in compliance with, and there are no outstanding allegations by any Person or entity that Sycom LLC has not been in compliance with, all applicable laws, rules, regulations, common law, ordinances, decrees, orders, or other binding legal requirements relating to pollution (including the treatment, storage, and disposal of wastes and the remediation of releases and threatened releases of materials), the preservation of the environment, and the exposure of materials in the environment or workplace ("Environmental Laws"), and (ii) Sycom LLC currently holds all permits, licenses, registrations, and other governmental authorizations (including exemptions, waivers, and the like) and financial assurance required under Environmental Laws for Sycom LLC to operate its business as currently conducted.

          (b) Except as set forth in Schedule 6.13(b), to the knowledge of Sycom LLC, (i) there is no friable asbestos-containing material in or on any real property currently or previously owned, leased, or operated by Sycom LLC, and (ii) there are and have been no underground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, injection wells or other land disposal units in or on any property currently or previously owned, leased, or operated by Sycom LLC.

          (c) Except as set forth on Schedule 6.13(c), (i) Sycom LLC has not received (x) any written communication from any Person stating or alleging that it may be a potentially responsible party under any Environmental Law (including, without limitation, the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended) with respect to any actual or alleged environmental contamination, or (y) any request for information under any Environmental Law from any Governmental Entity with respect to any actual or alleged material environmental contamination; and (ii) neither Sycom LLC nor any Governmental Entity is conducting nor has conducted (nor, to the knowledge of Sycom LLC, is threatening to conduct) any environmental remediation or investigation which could result in a material liability of Sycom LLC under any Environmental Law.


<PAGE14>


     6.14 PURCHASE FOR OWN ACCOUNT. Sycom LLC is acquiring the Common Stock for its own accounts, for investment purposes and not for resale or with a view to any distribution, or in connection with any distribution thereof, until the Common Stock is registered. Sycom LLC is able to (i) bear the economic risk of the investment in Onsite, (ii) hold the Common Stock for an indefinite period of time, and (iii) afford a complete loss of the investment.

     6.15 INVESTMENT EXPERIENCE. Sycom LLC has the requisite knowledge and experience in financial and business matters, including investments of this type, to be capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision with respect thereto.


     6.16 RECEIPT OF INFORMATION. Sycom LLC has received, read carefully, considered and fully understood the SEC Documents, as that term is defined in Section 7.5 hereof, and has received from Onsite all of the information concerning Onsite that it considers to be material in making the investment decision, which information has been requested by Sycom LLC if not already furnished by Onsite. Sycom LLC has had full access to the books and records of Onsite and to its officers, directors and accountants for the purpose of obtaining and verifying such information and Sycom LLC has had an opportunity to ask questions and receive answers from the officers of Onsite regarding the terms and conditions of this transaction and Onsite's business and financial condition.

     Except as set forth in the SEC Documents provided and in this Agreement, no representations or warranties, oral or otherwise, have been made to Sycom LLC, including without limitation, any representations concerning the future prospects of Onsite, by Onsite or any agent, employee or affiliate of Onsite, or any other person whether or not associated with this transaction, and in entering into this transaction Sycom, LLC is not relying upon any information, other than that contained in the documents provided, and the results of its own independent investigation. Sycom LLC has obtained sufficient information to evaluate the merits and risks of the investment and to make an informed investment decision.

     6.17 RESTRICTED SECURITIES. Sycom LLC understands and acknowledges that the Common Shares it is receiving hereunder are "restricted securities" under federal and state securities laws insofar as they have not been registered under the Securities Act or the securities laws of any other jurisdiction, that they may not be resold or transferred without compliance with the registration or qualification provisions of the Securities Act or applicable federal and state securities laws of any state or other jurisdiction or an opinion of counsel that an exemption from such registration and qualification requirements is available. Sycom LLC is familiar with SEC Rule 144 as presently in effect and the resale limitations imposed thereby and by the Securities Act.


VII. REPRESENTATIONS AND WARRANTIES OF ONSITE

     Onsite represents and warrants to Sycom LLC as follows:



<PAGE15>


     7.1 ORGANIZATION. Onsite is a corporation duly organized, validly existing, duly qualified or licensed to do business, and in good standing under the laws of the jurisdiction of its incorporation or organization and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Onsite. Following its organization, SYCOM ONSITE shall be a corporation duly organized, validly existing, duly qualified or licensed to do business, and in good standing under the laws of the jurisdiction of its incorporation or organization and in each jurisdiction in which the nature of the business to be conducted by it makes such qualification or licensing necessary, and shall have all requisite corporate or other power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as proposed to be conducted, except where the failure to be so organized, existing, and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on SYCOM ONSITE.

     7.2  CAPITALIZATION.

          (a) The authorized capital stock of Onsite consists of 24,000,000 shares of common stock, comprised of 23,999,000 shares of Class A Common Stock, par value $.001 per share, 1,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common"), and 1,000,000 shares of preferred stock, par value $.001 per share (the "Onsite Preferred Stock"). As of the date hereof, (i) 16,418,240 shares of Onsite Common Stock were issued and outstanding, (ii) no shares of Class B Common were issued and outstanding, (iii) 208,205 shares of Series C Convertible Stock were issued and outstanding, (iv) options ("Onsite Options") to acquire approximately 2,986,591 shares of Onsite Common Stock were outstanding under the employee stock option plans of Onsite, and (v) 3,300,000 total shares of Onsite Common Stock were reserved for issuance pursuant to the employee stock option plans of Onsite and all other employee benefit plans of Onsite. All of the issued and outstanding shares of Onsite Common stock are validly issued, fully paid, and nonassessable.

          (b) Except as disclosed in Schedule 7.2(b), (i) there is no outstanding right to purchase or otherwise to receive from Onsite any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Onsite, (ii) there is no outstanding security of any kind convertible into or exercisable or exchangeable for such capital stock, (iii) there is no right to demand that Onsite register securities, and (iv) except as provided in the Voting Agreement contemplated hereunder, there is no voting trust or other agreement or understanding to which Onsite is a party or is bound with respect to the voting of the capital stock of Onsite.

          (c) The authorized capital stock of SYCOM ONSITE shall consist of 1,000 shares of Common Stock, par value $.001 per share and all the issued and outstanding shares of SYCOM ONSITE's common stock will be owned by Onsite free and clear of any lien, encumbrance, security interest or


<PAGE16>


claim of any person.

          (d) The Common Shares, when issued pursuant to this Agreement, shall be validly issued, fully paid, and nonassessable.

     7.3  CORPORATE AUTHORIZATION; VALIDITY OF AGREEMENT.

          (a) Onsite has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Onsite of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Onsite's Board of Directors and no other corporate action on the part of Onsite is necessary to authorize the execution and delivery by Onsite of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Onsite and constitutes a valid and binding obligation of Onsite enforceable against Onsite in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The Board of Directors of Onsite has duly and validly approved and taken all corporate action required to be taken by such Board of Directors for the consummation of the transactions contemplated by this Agreement, including, but not limited to, all actions necessary to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to such transactions.

     7.4  CONSENTS  AND  APPROVALS; NO VIOLATIONS.  Except as disclosed  in
Schedule 7.4 and for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act and the Exchange Act, neither the execution, delivery, or performance of this Agreement, nor the consummation by Onsite or SYCOM ONSITE of the transactions contemplated hereby nor compliance by Onsite or SYCOM ONSITE with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or similar organizational documents of Onsite or SYCOM ONSITE, (ii) require any filing with, or permit, authorization, consent, or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, or require any consent or waiver under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement (including, without limitation, project or customer agreements) or other instrument or obligation to which Onsite or SYCOM ONSITE is a party or by which they or any of their properties or assets may be bound (an "Onsite Agreement"), or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Onsite or SYCOM ONSITE


<PAGE17>


or any of their properties or assets, except in the case  of  clause  (ii),
(iii) or (iv) where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings, or where such violation, breaches, or defaults or the failure to obtain such consents or waivers would not, individually or in the aggregate, have a material adverse effect on Onsite or SYCOM ONSITE, and will not materially impair the ability of Onsite or SYCOM ONSITE to consummate the transactions contemplated hereby.

     7.5 SEC REPORTS AND FINANCIAL STATEMENTS. Onsite has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Sycom LLC, true and complete copies of, all forms, reports, schedules, statements, and other documents required to be filed by it since January 1, 1996, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the SEC Documents, including, without limitation, any financial statements (including the notes thereto) or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the SEC Documents have been prepared from, and are in accordance with, the books and records of Onsite and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of Onsite and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. Onsite maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     7.6  ABSENCE  OF  CERTAIN CHANGES.  Except to the extent disclosed  in
(a) the SEC Documents filed  prior  to  the  date  of this Agreement or (b)
Schedule 7.6, since January 1, 1998, Onsite has conducted its business and operations consistent with past practice only in the ordinary and usual course. From January 1, 1998, through the date of this Agreement, there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Onsite; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Onsite; or (iii) any change by Onsite in accounting principles or methods, except insofar as may be required by a change in GAAP. Since January 1, 1998, Onsite has not taken any of the actions


<PAGE18>


prohibited by Section 8.2 hereof.

     7.7 NO UNDISCLOSED LIABILITIES. Except (a) as reflected on Onsite's consolidated balance sheet for the fiscal year ended June 30, 1997, (b) to the extent disclosed in Onsite SEC Documents filed prior to the date of this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business, consistent with past practice and not in excess of $400,000 in the aggregate since June 30, 1997, and (d) as disclosed in Schedule 7.7, neither Onsite nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have or would be reasonably likely to have, material adverse effect on Onsite and its subsidiaries taken as a whole or would be required to be reflected or reserved against on a consolidated balance sheet of Onsite and its subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of Onsite and its subsidiaries as of June 30, 1997.


     7.8  LITIGATION; COMPLIANCE WITH LAW.

          (a) Except to the extent disclosed in the SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, or investigation pending or, to the best knowledge of Onsite, threatened against or affecting, Onsite.

          (b) Onsite has complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs, and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust laws.


VIII. COVENANTS.

     8.1 INTERIM OPERATIONS OF SYCOM LLC. Sycom LLC covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of Onsite, after the date hereof and prior to the Closing Date:

          (a) The business of Sycom LLC shall be conducted only in the ordinary and customary course consistent with past practice and, to the extent consistent therewith, Sycom LLC shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, and business partners;

          (b) Sycom LLC shall not: (i) amend its Articles of Incorporation or Bylaws or similar organizational documents; (ii) declare, set aside, or pay any dividend or other distribution payable in cash, stock, or property with respect to its capital stock; (iii) issue, sell, transfer, pledge, dispose of, or encumber any additional shares of, or securities convertible


<PAGE19>


into or exchangeable for, or options, warrants, calls, commitments, or rights of any kind to acquire, any shares of capital stock of any class of Sycom LLC; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice; provided, however, that in no event may Sycom LLC undertake any such action involving an amount greater than $25,000; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (c) Sycom LLC shall not modify, amend, or terminate any of the Sycom LLC Agreements or waive, release, or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

          (d) Sycom LLC shall not permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Onsite;



          (e) Sycom LLC shall not: (i) incur or assume any long-term debt or incur or assume any short-term indebtedness not in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) other than capital expenditures that do not exceed $25,000 in the aggregate; or
(v) enter into any contract or agreement which provides for total consideration to be paid by Sycom LLC in an amount greater than $25,000;

          (f) Sycom LLC shall not pay, discharge, or satisfy any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in an aggregate amount greater than $25,000, without the written consent of Onsite;

          (g) Unless and until this Agreement shall have been terminated pursuant to the provisions of Article IX hereof, Sycom LLC shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of Sycom LLC;

          (h) Sycom LLC shall not knowingly take, or knowingly agree to take, any action that would make any representation or warranty of Sycom LLC contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date;

          (i) Sycom LLC shall not voluntarily make, or agree to make, any changes in Tax accounting methods, waive or consent to the extension of any statute of limitations with respect to Taxes, or consent to any assessment of Taxes, or settle any judicial proceeding affecting Taxes; and



<PAGE20>


          (j) Sycom LLC shall not enter into an agreement, contract, commitment, or arrangement to do any of the foregoing, or to authorize, recommend, propose, or announce an intention to do any of the foregoing.

     8.2 INTERIM OPERATIONS OF ONSITE. Onsite covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of Sycom LLC, after the date hereof and prior to the Closing Date:

          (a) The business of Onsite shall be conducted only in the ordinary and customary course consistent with past practice and, to the extent consistent therewith, Onsite shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, and business partners;

          (b) Onsite will not, directly or indirectly, split, combine, or reclassify the outstanding Onsite Common Stock;


          (c)  Onsite shall not:

               (i) amend its Articles of Incorporation or Bylaws or similar organizational documents;

               (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except as required by the Series C Convertible Preferred Stock Certificate of Designation;

               (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or options, warrants, calls, commitments, or rights of any kind to acquire any shares of capital stock of any class of Onsite, except (w) in connection with the exercise of any option, warrant, or convertible security outstanding as of the date hereof, (x) option grants pursuant to the Onsite Stock Option Plan, as in effect on the date hereof, (y) in connection with Onsite's 401(k) Plan, as in effect on the date hereof and (z) with respect to the proposed acquisition by Onsite of Lighting Technology Services, Inc.;

               (iv) transfer,   lease,  license,  sell,  mortgage,  pledge,
dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice; or

               (v) redeem, purchase, or otherwise acquire directly or indirectly any of its capital stock;

          (d) Neither Onsite nor any of its Subsidiaries will knowingly take, or knowingly agree to take, any action that would make any representation or warranty of Onsite contained herein inaccurate in any


<PAGE21>


respect at, or as of any time prior to, the Closing Date;

     8.3 ACCESS TO INFORMATION. Sycom LLC shall, upon reasonable prior notice, afford to the officers, employees, accountants, counsel, financing sources, and other representatives of Onsite, reasonable access, during normal business hours, during the period prior to the Closing Date, to all of its properties, books, contracts, commitments, and records and, during such period, Sycom LLC shall furnish promptly to Onsite all information concerning its business, properties, and personnel as Onsite may reasonably request. Unless otherwise required by law, until the Closing Date, Onsite will hold any such information which is nonpublic in confidence, subject to the requirements of applicable law; provided that Onsite shall not disclose any such information without the written permission of Sycom LLC.

     8.4 CONSENTS AND APPROVALS. Each of Sycom LLC and Onsite shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information in connection with any necessary approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon them in connection with this Agreement and the transactions contemplated hereby.

     8.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable, whether under applicable laws and regulations or otherwise (including, without limitations, such actions as may be required to be taken under applicable state securities or Blue Sky laws in connection with the issuance of the Onsite Common Shares as contemplated hereby), or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the asset purchase and the other transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Agreements to which it is a party, the proper officers and directors of each of Sycom LLC and Onsite shall use all reasonable efforts to take, or cause to be taken, all such necessary actions, including, without limitation, cooperating with and assisting the parties' auditors in the auditing of the parties' financial statements, which may include the providing of a reasonable letter of representation regarding the financial statements of the parties.

     8.6 NOTIFICATION OF CERTAIN MATTERS. Sycom LLC shall give prompt notice to Onsite and Onsite shall give prompt notice to Sycom LLC, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (ii) any material failure of Sycom LLC or Onsite, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section
8.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


<PAGE22>

     8.7 COOPERATION. Onsite and Sycom LLC shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (ii) in seeking any such actions, consents, approvals, or waivers or making any such filings, furnishing information required in connection therewith, and timely seeking to obtain any such actions, consents, approvals, or waivers. Onsite and Sycom LLC shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the asset purchase and the general status of ongoing operations insofar as relevant to the asset purchase, provided that the parties will not confer on any matter to the extent inconsistent with law.






IX.  TERMINATION.

     9.1 TERMINATION BY MUTUAL CONSENT. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Ancillary Agreements may be terminated and the asset purchase and other transactions contemplated herein and therein may be abandoned at any time prior to the Closing Date (a) by the mutual written consent of Onsite and Sycom LLC; or
(b) by either Sycom LLC or Onsite if any Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree, ruling, or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling, or other action shall have become final and non-appealable.

     9.2 TERMINATION FOR UNDISMISSED COMPLAINT. If a complaint is filed by any third party as a result of the transactions contemplated hereby which names Onsite or SYCOM ONSITE as a defendant and such complaint is not dismissed within ninety (90) days of its filing, Onsite may, at its sole option, terminate and unwind the transactions under this Agreement and the Ancillary Agreements with no penalty or liability.

     9.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement and the Ancillary Agreements as provided in Section 9.1 or
Section 9.2 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement and the Ancillary Agreements shall forthwith become null and void, and there shall be no liability on the part of Onsite or Sycom LLC or its affiliates hereunder or thereunder except for breach of this Agreement or the Ancillary Agreements.


<PAGE23>


X.   SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS.

     10.1 AS TO SYCOM LLC. The representations, warranties, and covenants of Sycom LLC shall survive the execution and delivery of this Agreement, the Closing, and the consummation of the transactions called for by this Agreement for a period of three months from the date of this Agreement unless a lesser time period is specified.

     10.2 AS TO ONSITE. The representations, warranties, and covenants of Onsite contained herein shall survive the execution and delivery of this Agreement, the Closing, and the consummation of the transactions called for by this Agreement for a period of three months from the date of this Agreement unless a lesser time period is specified.


XI.  INDEMNIFICATION.

     11.1 INDEMNIFICATION OBLIGATIONS OF SYCOM LLC AND SSBKK. Sycom LLC and SSBKK agree to pay Onsite the amount of any "Loss" (as defined herein) which Onsite may incur or suffer by reason of or on account of any material breach of any representation or warranty by, or material nonfulfillment of any covenant on the part of, Sycom LLC under this Agreement. For purposes of Sections 11.1 and 11.2, the term "Loss" shall mean any loss, damage, costs, taxes, interest, penalties, liabilities, and expenses, including, without limitation, reasonable attorneys' fees.

     11.2 INDEMNIFICATION OBLIGATIONS OF ONSITE. Onsite agrees to pay Sycom LLC the amount of any Loss which Sycom LLC may incur or suffer by reason of or on account of any material breach of any representation or warranty by, or material nonfulfillment of any covenant on the part of, Onsite under this Agreement.

     11.3 LIABILITIES OF SYCOM LLC AND SSBKK. With respect to any liability of Sycom LLC and SSBKK to Onsite based on the representations, warranties, and covenants made by Sycom LLC and/or SSBKK in this Agreement, the total liability of Sycom LLC and SSBKK, jointly and severally, to Onsite shall not exceed $3.5 million.

     11.4 NOTIFICATION REQUIREMENTS. In case any claim is made or any suit or action is commenced pursuant to this Article XI, the indemnified party or parties ("Indemnitee") shall promptly give written notice thereof to the indemnifying party or parties ("Indemnitor"). Within thirty (30) days after such notice, the Indemnitor shall be entitled to assume the defense thereof with counsel of Indemnitor's choice and reasonably satisfactory to the Indemnitee.

     11.5 BINDING NATURE OF SETTLEMENT OR COMPROMISE. Any settlement or compromise made or caused to be made by the Indemnitee of any claim, suit, or action under this Article XI, the defense of which shall not have been assumed by the Indemnitor within 90 days of notice to the Indemnitor of the action, shall be binding upon the Indemnitor in the same manner as if a


<PAGE24>


final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise.

     11.6 ACCESS TO BOOKS AND RECORDS. Upon written request by the Indemnitor, Indemnitee will cooperate reasonably in the defense of any claim, suit, or action, including, at the Indemnitor's cost during normal business hours, access to Indemnitee, officers, agents, employees, and legal counsel, and to pertinent books and records for purposes of inspection and making copies.

     11.7 NO RELEASE FOR FAILURE OF INDEMNITOR TO DEFEND. If Indemnitor does not elect to assume the defense of any claim, suit, or action, then any failure of the Indemnitee to defend or to participate in the defense of any claim, suit, or action, or to cause the same to be done, shall not relieve the Indemnitor of its obligations hereunder.








XII. MISCELLANEOUS.

     12.1 FEES AND EXPENSES. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     12.2 FINDERS' FEES.

          (a) There is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of Sycom LLC who might be entitled to any fee or commission from Sycom LLC upon whose consummation of the transactions contemplated by this Agreement.

          (b) Except for McGettigan, Wick & Co., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Onsite who might be entitled to any fee or commission from Onsite upon consummation of the transactions contemplated by this Agreement.

     12.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, and supplemented in any and all respects by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein.

     12.4 NOTICES.  All notices and other communications hereunder shall be


<PAGE25>


in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Onsite:

               Onsite Energy Corporation
               701 Palomar Airport Road, Suite 200
               Carlsbad, CA 92009
               Attn: Richard T. Sperberg
               Facsimile: (760) 931-2952

               with a copy to:

               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA 95814
               Attn: Scott E. Bartel, Esq.
               Facsimile No.: (916) 442-3442




          (b)  if to Sycom LLC, to:

               SYCOM Enterprises LLC
               Attn:  S. Lynn Sutcliffe
               27 Worlds Fair Drive
               Somerset, N.J.  08873
               Facsimile No.: (732) 748-9631

               with a copy to:

               Barry A. Brooks, Esq.
               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue, 31{st} Floor
               New York, New York 10022-4697
               Facsimile No.:  (212) 319-4090

     12.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this


<PAGE26>


Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and the terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 30, 1998. As used in this agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     12.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

     12.7 JURISDICTION AND VENUE. Any and all suits for any breach of this Agreement or for rescission or specific performance of this Agreement shall be filed and maintained in any court of competent jurisdiction in San Diego County, California. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     12.8 WAIVER OF JURY. It is hereby agreed that the parties waive their right to a jury trial in any litigation resulting from said Agreement.

     12.9 DISPUTE RESOLUTION. No party to this Agreement or the Ancillary Agreements shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. This Section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy.

          (a) NEGOTIATION. The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement or the Ancillary Agreements, through negotiations between representatives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any such dispute not resolved in the normal course of business. Within twenty days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

          If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and State Rules of Evidence.

          (b) ADR PROCEDURE. If a dispute with more than $50,000 at issue has not been resolved within sixty days of the disputing party's notice, a party wishing resolution of the dispute ("Claimant") shall initiate


<PAGE27>


assisted Alternative Dispute Resolution (ADR) proceedings as described in this Section. Once the Claimant has notified the other ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within thirty days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources (CPR) Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules - whichever applies to the chosen ADR method - shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration.

          The parties shall select a single neutral third party (a "Neutral") to preside over the ADR proceedings, by the following procedure:
Within fifteen days after an ADR method is established, the Claimant shall submit a list of five acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject matter of the dispute. A Neutral shall be deemed to have adequate experience if an attorney or former judge. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within fifteen days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Respondent, the Respondent shall submit a list of five Neutrals, together with the above background information, to the Claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's Neutrals. Within fifteen days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Claimant, then the parties shall request assistance from the Center for Public Resources, Inc., to select a Neutral.

          The ADR proceeding shall take place within thirty days after the Neutral has been selected. The Neutral shall issue a written decision within thirty days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this agreement during the pendency of an ADR proceeding.

          The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within thirty days of receipt of the decision. The objecting party may then file a lawsuit in any court allowed by this Agreement. The Neutral's written decision shall be admissible in the objecting party's lawsuit.



<PAGE28>


     12.10 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     12.11 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


///


///


///


<PAGE29>


     12.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, by facsimile signature or otherwise, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers or Chairman thereunto duly authorized as of the date first written above.

                              ONSITE ENERGY CORPORATION



                              By:

                                   Richard T. Sperberg,
                                   President and Chief Executive Officer

                              SYCOM ONSITE CORPORATION



                              By:  _____________________________

                                   Richard T. Sperberg,
                                   Chairman of the Board



                              SYCOM ENTERPRISES, LLC
                                 By:  SSBKK CORP., its sole member



                                 By: ___________________________

                                   S. Lynn Sutcliffe
                                   President


                              SSBKK Corp.


                              By:  _____________________________
                                   S. Lynn Sutcliffe President

                             EXHIBIT A

                       REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of June 30, 1998, by and between Onsite Energy Corporation ("Onsite"), a Delaware corporation, and each of the Persons who have executed this Agreement.

     The parties hereto hereby agree as follows:

     1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

          "AGREEMENT" means this Registration Rights Agreement.

          "BOARD" means the Board of Directors of Onsite.

          "COMMON STOCK" means Onsite's Class A Common Stock, $0.001 par value.

          "COMMISSION" means the Securities and Exchange Commission.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "HOLDER" includes only the undersigned and the equity owners of the undersigned.

          "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

          "HOLDERS' REPRESENTATIVE" shall mean S. Lynn Sutcliffe, until the Holders of a Majority of the Registrable Securities shall select a new representative and notify Onsite of such change.

          "INITIATING  HOLDERS"  means   (i)  with  respect  to  the  first
registration  effected  pursuant  to  Section   2   hereof,  other  than  a
registration on Form S-3, the Holders of a Majority of the Registrable Securities, and (ii) with respect to a registration on Form S-3, the Holder or Holders of at least 500,000 shares of Registrable Securities.

          "PERSON" includes any natural person, corporation, trust, association, limited liability company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

          "PREFERRED STOCK" means the Series D Convertible Preferred Stock of Onsite.

          The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRABLE SECURITIES" means (1) the 1,750,000 shares of Common Stock issued pursuant to that certain "Amended And Restated Asset Purchase Agreement" dated June 30, 1998 owned by the Holders, (2) the Common Stock issued or issuable upon conversion of the Preferred Stock owned by the Holders, and (3) any securities issued or issuable with respect to the Common Stock referred to in clauses (1) and (2) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for Onsite, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.   REQUIRED REGISTRATION.

          (a) Commencing on June 30, 1998, if and whenever Onsite shall receive a written request therefor from Initiating Holders, Onsite agrees to prepare and file promptly a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, Onsite agrees to give promptly written notice to all Holders of Registrable Securities that such registration is to be effected. Onsite agrees to include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Holders thereof within thirty (30) days after the receipt of written notice from Onsite.

          (b) Onsite shall be obligated to prepare, file and cause to become effective one and only one registration statement pursuant to this
Section 2, on a form of registration statement other than Form S-3. Onsite shall be obligated to effect no more than three registrations on Form S-3 under this Section 2. Any registration initiated pursuant to this
Section 2 hereof shall not count as a registration for the purposes of the limitation set forth above in this Section 2(b) unless and until such registration shall have become effective and sixty-seven percent (67%) of the Registrable Securities initially included in the first filing by the Company with the Commission shall have been actually sold; provided however that all registration statements filed on a "delayed basis" pursuant to Rule 415 of the Securities Act shall be counted as a registration whether or not securities are sold thereunder.

          (c) The Holders may, before such Registration Statement becomes effective, withdraw their Registrable Securities from sale, should the terms of sale not be reasonably satisfactory to it; however, such Demand Registration shall be deemed to have occurred for the purposes of Section 2(b) hereof, unless such withdrawal is more than 5 days prior to the effective date of such Registration Statement. If there is no other seller after the withdrawal of the Holders, the Holders shall pay all of the out-of-pocket expenses of Onsite incurred in connection with such registration within thirty (30) days after receipt of a written itemization of such expenses.

          (d) Onsite shall not be required by this Section 2 to effect a registration of Registrable Securities pursuant to any registration statement, other than on Form S-3, unless the proposed number of the securities to be included in such registration shall be at least one million shares.

          (e) If the Holders initiating a request for the registration of Registrable Securities pursuant to this Section 2 intend to distribute the Registrable Securities covered by their request by means of an underwriting, Onsite will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering. In such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by the Holders of a Majority of the Registrable Securities initiating such request for registration and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting agree to enter into (together with Onsite) an underwriting agreement with the underwriter or underwriters selected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities to be included in such registration.

          (f) Notwithstanding any other provision of this Section 2, if the managing underwriter of an underwritten distribution advises Onsite and the Holders of Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities requested to be included in such registration exceeds the number of shares of Registrable Securities which can be sold in such offering, then (i) the number of shares of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering and (ii) this reduced number of shares shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement. Those Registrable Securities and other securities which are excluded from the underwriting by reason of the managing underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration.

          (g) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, Onsite and, subject to the requirements of Section 7 hereof, other holders of Onsite's securities, may include securities for its (or their) own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     3.   INCIDENTAL REGISTRATION.

          (a) Each time Onsite shall determine to file a registration statement under the Securities Act (except with respect to a registration statement (i) on Form S-8 or any successor form to such Form or (ii) filed in connection with an exchange offer or relating to a transaction pursuant to Rule 145 of the Securities Act), other than pursuant to Section 2 hereof, in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, Onsite agrees to give promptly written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of any shares of Registrable Securities given within thirty (30) days after the receipt of such written notice from Onsite, Onsite agrees to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

          (b)  If  the  registration  of  which Onsite gives written notice
pursuant   to  Section  3(a)  is  for  a  public  offering   involving   an
underwriting, Onsite agrees to so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with Onsite and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by Onsite, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration.

          (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises Onsite and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering, and (ii) Onsite shall register: (A) first, up to the full number of securities requested to be included therein by holders exercising demand registration rights which in the opinion of such underwriter can be sold without adversely affecting the offering or all securities that Onsite proposes to sell to the public, the proceeds of which shall go to Onsite,
(B) second, up to the full number of shares of Common Stock requested pursuant to Section 3(a) in excess of the number or dollar amount of securities to be sold under subparagraph A, which, in the opinion of such managing underwriter or underwriters, can be sold without adversely affecting the offering, pro rata among such persons requesting inclusion on the basis of the aggregate number of shares of Common Stock requested to be registered by such persons; (C) finally, any additional securities requested to be included by shareholders which do not otherwise have incidental nor demand registration rights. All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration.

     4. REGISTRATION PROCEDURES. If and whenever Onsite is required by the provisions of Section 2 or 3 hereof to effect the registration of Registrable Securities under the Securities Act, Onsite, at its expense and as expeditiously as possible, agrees to:

          (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file (in the case of a registration required pursuant to Section 2 hereof, not more than 120 days after the request therefor) with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

          (b) If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering and the Holders of a majority of the Registrable Securities participating in such offering;

          (c) Furnish to the Holders of securities participating in such registration such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as the Holders may reasonably request in order to facilitate the public offering of such securities;

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as may be reasonably requested within ten
(10) days prior to the original filing of such registration statement by such participating Holders and underwriters, except that Onsite shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (e) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify the Holders' Representative promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Upon the request of the Holders' Representative, make modifications or amendments to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

          (h) Prepare and file promptly with the Commission, and promptly notify the Holders' Representative of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (i) In case any of such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (j) Advise the Holders' Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to promptly obtain its withdrawal if such stop order should be issued;

          (k) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Onsite are then listed; and

          (l) Make available for inspection upon request by the Holders' Representative, all financial and other records, pertinent corporate documents and properties of Onsite, and cause all of Onsite's officers, directors and employees to supply all information reasonably requested by the Holders' Representative in connection with such registration statement; and

     5.   EXPENSES.

          (a)  With  respect  to  each  registration  effected pursuant  to
Section 2 hereof and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 3 hereof, Onsite agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith (including all fees, costs and expenses of and incidental to the retention of one attorney to represent the Holders, in the aggregate, should Onsite's counsel decide, in its sole discretion, not to represent the Holders); provided, however, that Holders participating in any such registration agree to bear their pro rata share of the underwriting discount and commissions and any legal fees of counsel hired by any individual Holder.

          (b) The fees, costs and expenses of registration to be borne as provided in paragraph 5(a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Onsite (including the expenses relating to the preparation and delivery of any cold comfort letters), fees and disbursements of counsel for the underwriter or underwriters of such securities (if Onsite and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling security holders, selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

     6.   INDEMNIFICATION.

          (a) Onsite hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, legal counsel, accountants or controlling Persons, may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Onsite will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder or such controlling Person specifically for use in the preparation thereof.

          (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless Onsite, its officers, directors, legal counsel and accountants and each Person who controls Onsite within the meaning of the Securities Act, from and against, and agrees to reimburse Onsite, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which Onsite, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities shall be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

          (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6 and shall not relieve the indemnifying party from liability under this Section 6 unless such indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or
(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim by the indemnified party without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) If the indemnification provided for in subsection (a) or (b) of this Section 6 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities).

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

          (e) In addition to its other obligation under this Section 6, Onsite further agrees to reimburse each Holder of Registrable Securities included in a registration statement pursuant to this Agreement (and each of such Holder's controlling Persons, officers, directors, parties, legal counsel and accountants) on a monthly basis for all reasonable legal fees and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or admission, described in subsection (a) of this Section 6, notwithstanding the possibility that such payments might later be held to be improper. To the extent that any payment is ultimately held to be improper, each Person receiving such payment shall promptly refund such payment.

     7.   FUTURE  REGISTRATION   RIGHTS.    Onsite  hereby  represents  and
warrants that it is not a party to or bound in any manner under, and covenants that it will not enter into at any time after the date hereof, any agreement or contract (whether written or oral) with respect to any of its securities which prevents Onsite from complying in any respect with the registration rights granted by Onsite to the Holders hereunder.

     8. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. Onsite agrees to file timely (whether or not it shall then be required to do so) such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. Onsite upon request agrees to furnish to any Holder of Registrable Securities (a) a written statement by Onsite that it has complied with the reporting requirements of the Exchange Act, (b) a copy of the most recent annual or quarterly report of Onsite and (c) such other reports and documents filed by Onsite with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. Onsite acknowledges and agrees that the purposes of the requirements contained in this Section 8 are (a) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of Onsite acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify Onsite for the use of registration statements on Form S-3. In addition, Onsite agrees to take such other measures and file such other information, documents and reports, as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. Onsite also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

     9. SHAREHOLDER INFORMATION. Onsite may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish Onsite with such information with respect to such Holder and the distribution of such Registrable Securities as Onsite may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish Onsite with such information.

     10. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     11.  MISCELLANEOUS.

          (a) WAIVERS AND AMENDMENTS. The provisions of this Agreement, including the provisions of this Section 11(a), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Agreement may not be given and shall not become or be effective, unless and until (in each case) Onsite shall have received the prior written consent of the Holders of a Majority of the Registrable Securities to any such amendment, modification, supplement, waiver or consent; PROVIDED, HOWEVER, that any amendment, modification or waiver of any provision of this Agreement that affects only one or more particular parties hereto to this Agreement may become effective only with the written approval of such party or parties.

          (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



          (i)  if to Onsite:

               Onsite Energy Corporation
               701 Palomar Airport Road, Suite 200
               Carlsbad, CA 92009
               Attn: Richard T. Sperberg
               Facsimile: (760) 931-2952

               with a copy to:

               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA 95814
               Attn: Scott E. Bartel, Esq.
               Facsimile No.: (916) 442-3442

          (ii) if to the Holders' Representative, to:

               S. Lynn Sutcliffe
               27 Worlds Fair Drive
               Somerset, N.J.  08873
               Facsimile No.: (732) 748-9631

         (iii) If to any Holder, to:

               Such Holder at its address shown on the signature page hereto with a copy to:

               Barry A. Brooks, Esq.
               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue, 31st Floor
               New York, New York 10022-4697
               Facsimile No.:  (212) 319-4090

          (c) SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          (d) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          (e)   HEADINGS.   The headings of the sections, subsections  and
paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (f) CHOICE OF LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          (g) EXPENSES. Onsite agrees to pay and hold the Holders and Holders of the Registrable Securities harmless from liability for the payment of, (i) the fees and expenses incurred in connection with any requested waiver of the right of any Holder or the consent of any Holder to contemplated acts of Onsite not otherwise permissible by the terms of this Agreement, (ii) the fees and expenses incurred with respect to any amendment to this Agreement proposed by Onsite (whether or not the same becomes effective), (iii) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, and (iv) all costs of Onsite's performance of and compliance with this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

///

///

///

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                              ONSITE ENERGY CORPORATION



                              By:  ____________________________
                                   Richard T. Sperberg
                                   Chief Executive Officer


                              SYCOM ENTERPRISES, LLC
                                 By:  SSBKK CORP., its sole member



                              By:  ____________________________
                                   S. Lynn Sutcliffe
                                   President of SSBKK Corp.

                              SYCOM CORP.



                              By:  _____________________________
                                   S. Lynn Sutcliffe
                                   President

                              SSBKK CORP.



                              By:  ______________________________
                                   S. Lynn Sutcliffe
                                   President and Chief Executive Officer

                                 Exhibit B

                                 SALE AND
                         NONCOMPETITION AGREEMENT

     This "Sale And Noncompetition Agreement" (the "Agreement"), dated as of June 30, 1998, is made and entered into by and among: (1)(i) Onsite Energy Corporation, a Delaware corporation ("Onsite"), and (ii) SYCOM ONSITE Corporation, a Delaware corporation and wholly-owned subsidiary of Onsite ("SYCOM ONSITE"); and (2)(i) Sycom Corp., a Delaware corporation ("Sycom Corp"), and (ii) Sycom Enterprises Limited Partnership ("Sycom LP"), a Delaware limited partnership; and (3) Public Service Conservation Resources Corporation ("PSCRC").

                                 RECITALS

     WHEREAS, pursuant to that certain "Amended And Restated Asset Purchase Agreement" (the "Purchase Agreement"){1} dated as of June 30, 1998 to which this Agreement is attached as Exhibit B, SYCOM ONSITE is acquiring all of the project assets and assuming specific liabilities of Sycom LLC; and

     WHEREAS, it is an integral part of the transactions contemplated by the Purchase Agreement that SYCOM ONSITE acquire the right to obtain the services of the employees of Sycom Corp and related know-how, and other related rights, in exchange for a loan to Sycom Corp and Sycom LP, and shares of Onsite Series D Convertible Preferred Stock convertible into 15,750,000 shares of Class A Common Stock of Onsite (the "Common Shares", and together with the Preferred Shares prior to their conversion, the "Escrow Shares"); and

     WHEREAS, it is the intention of the parties that the employees of Sycom Corp, upon the repayment of that certain indebtedness owed by Sycom LP to PSCRC under the terms of that Settlement Agreement dated January 8, 1998 (the "PSCRC Debt"), shall become the employees of SYCOM ONSITE;

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

----------------------

    {1} Unless indicated otherwise, the capitalized terms used herein shall have the same meanings as ascribed to them in the Purchase Agreement.

I.   SERVICES AND KNOW-HOW.

     1.1 SERVICES OF SYCOM CORP EMPLOYEES. While this Agreement is in effect, SYCOM ONSITE shall be entitled, to the exclusion of all other persons and entities except both Sycom LP and SB Linden LLC, to receive the full services of the employees of Sycom Corp and to benefit from certain know-how of such employees. The roster of Sycom Corp employees covered by this Agreement as of the date of this Agreement is attached hereto as
Schedule 1.1.

     1.2  SALARIES, FRINGE BENEFITS, AND RECURRING EXPENSES.

          (a) Subject to normal tax withholding and insurance deductions, during the term of this Agreement, Sycom Corp shall continue to administer the payroll of the Sycom Corp employees pursuant to Sycom Corp's regular payroll schedule and current salary and fringe benefit levels, including, but not limited to, the making of all regular health plan, dental plan, 401(k) plan, and other pension or retirement plan contributions. From time to time, SYCOM ONSITE shall reimburse Sycom Corp to the extent provided in and consistent with the terms of the Financial Plan (as defined in Section
3.1 hereof) for the payroll and fringe benefits of the Sycom Corp employees providing services and know-how to SYCOM ONSITE.

          (b) SYCOM ONSITE shall also reimburse Sycom Corp in accordance with the terms of the Financial Plan for Sycom Corp's recurring expenses, including, but not limited to, rent, furniture and equipment leases, commissions, and all other reasonable general and administrative expenses, such as travel, car allowances, marketing expenses, and office expenses.

     1.3 APPORTIONMENT BY CLOSING DATE. All salaries and other fringe benefit payments relating to the Sycom Corp employees shall be borne by Sycom Corp up to the Closing Date (as defined in the Purchase Agreement), and by SYCOM ONSITE in conformity with the Financial Plan thereafter. Sycom Corp shall indemnify SYCOM ONSITE against each and every cost, claim, liability, expense, or demand which relates to or arises out of any act, event, or omission by Sycom Corp prior to the Closing Date, which SYCOM ONSITE may incur in relation to any Sycom Corp employee. SYCOM ONSITE shall indemnify Sycom Corp against each and every cost, claim, liability, expense, or demand which relates to or arises out of any act, event, or omission by SYCOM ONSITE after the Closing Date, which Sycom Corp may incur in relation to any Sycom Corp employee whose services are provided to SYCOM ONSITE pursuant to the terms of this Agreement. The indemnity by Sycom Corp hereunder shall terminate when and if the employees of Sycom Corp become the direct employees of SYCOM ONSITE. The indemnity by SYCOM ONSITE hereunder shall terminate when and if this Agreement is terminated pursuant to Section 1.4 or Section 7.1 hereof (incorporating by reference Article IX of the Asset Purchase Agreement).

     1.4  TERMINATION.

          (a) Onsite, in the exercise of the reasonable business judgment of its Board of Directors, may terminate this Agreement without liability by delivering written notice at least thirty (30) days prior to the date of termination to Sycom Corp and PSCRC notifying them of such termination. Upon termination, the provisions of Article IV hereof shall also be
terminated.   Article  V  hereof  shall  survive  the termination  of  this
Agreement.

          (b) Upon the repayment in full of the PSCRC Debt, this Agreement shall terminate forthwith, and the employees of Sycom Corp providing services to SYCOM ONSITE hereunder shall become the employees of SYCOM ONSITE.


II.  CONSIDERATION.

     2.1 PREFERRED SHARES. In consideration for the agreement of Sycom Corp to allow its employees to perform services and to supply know-how for the benefit of Onsite, on the Closing Date, or as soon as practicable thereafter, Onsite shall deposit into escrow one hundred fifty-seven thousand five hundred (157,500) shares of its Series D Convertible Preferred Stock, $0.001 par value (the "Preferred Stock" or "Preferred Shares"). Sycom Corp and Onsite acknowledge that the sale of workforce in place and know-how shall be treated as an installment sale under Section 453 of the Internal Revenue Code of 1986, as amended. The purchase price set forth hereunder shall be allocated entirely to the workforce in place and know-how transfer to Onsite. Each Preferred Share shall be convertible into one hundred (100) Common Shares, and shall have such further terms and conditions as are stated in the Certificate of Designations of Preferred Stock attached hereto as EXHIBIT B-1 (the "Certificate of Designation"). Such Preferred Shares shall be released to Sycom Corp no later than the date eight (8) years after the Closing Date, and until such time shall be held in escrow subject to the terms and conditions of the Escrow Agreement attached to the Purchase Agreement.

     2.2 VALIDLY ISSUED; NO LIEN OR ENCUMBRANCES. The Preferred Shares, when issued in accordance with this Agreement, shall be validly issued, fully-paid, and non-assessable. The issuance and transfer of the Preferred Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed.

     2.3 NO REGISTRATION OF THE PREFERRED STOCK. None of the Preferred Stock shall, at the Closing Date, be registered under federal or state securities laws, but rather, the Preferred Stock shall be issued to Sycom Corp pursuant to an exemption therefrom and shall be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such Preferred Shares shall bear a legend worded substantially as follows:

     "The preferred shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The preferred shares may not be offered for sale, sold, or otherwise transferred except pursuant to registration or an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

Onsite's  transfer  agent  shall  annotate   its  records  to  reflect  the
restrictions on transfer embodied in the legend set forth above. The Preferred Shares shall not be entitled to any demand or piggyback registration rights.

     2.4 REGISTRATION RIGHTS. The Common Shares into which the Preferred Shares may be converted shall be entitled to those demand and piggyback registration rights more particularly set forth in the Registration Rights Agreement attached to the Purchase Agreement.


III. LOAN AND REPAYMENT.

     3.1 LOAN. In addition to SYCOM ONSITE's reimbursement obligation under Section 1.2, Onsite agrees to loan to Sycom Corp and Sycom LP from time to time and consistent with the terms of the Financial Plan (as defined below) an amount equal to the general and administrative expenses and third-party debt payments of both Sycom Corp and Sycom LP, including the monthly debt service payments for the PSCRC Debt remaining after payment pursuant to Section 1.2, that cannot otherwise be paid by Sycom Corp or Sycom LP utilizing the cash resources of Sycom Corp and Sycom LP available to them from time to time. The outstanding loan balance shall include any loans made by Onsite to Sycom Corp or Sycom LP prior to the Closing Date, shall accrue interest at the rate of 9.75% per annum, and shall have such further terms and conditions as are set forth herein and in a form of promissory note substantially similar to that attached hereto as EXHIBIT B-2 (the "Onsite Loan"). Following the Closing Date, advances under such loan commitment shall be made pursuant to the consolidated financial plan mutually agreed upon and prepared by Onsite, SYCOM ONSITE, and Sycom Corp (the "Financial Plan"). The parties hereto shall provide PSCRC with a copy of such Financial Plan. The initial Financial Plan, attached hereto as EXHIBIT B-3, shall cover the period from the Closing Date through December 31, 1998, and its terms shall be subject to the existing contractual obligations of Sycom Corp and Sycom LP. Prior to October 31, 1998, Onsite, SYCOM ONSITE and Sycom Corp shall agree upon and prepare a second Financial Plan covering the period January 1, 1999 through June 30, 1999. Subsequent six-month Financial Plans shall continue to be prepared by the above-identified parties as necessary approximately two (2) months prior to the end of each period covered by the preceding Financial Plan.

     3.2  EARNINGS BENCHMARKS; PARI PASSU Repayment.

          (a) If the actual consolidated financial results through December 31, 1998 of the combined Onsite and SYCOM ONSITE ("Consolidated Onsite"), without consideration of any acquisitions or mergers subsequent to the Closing Date, are less than eighty percent (80%) of the amounts projected in the initial Financial Plan, Onsite may require the immediate repayment of all or a portion of the outstanding balance to be repaid of the Onsite Loan as of December 31, 1998. If Onsite requires the immediate repayment of all or a portion of the outstanding balance of the Onsite Loan, then the PSCRC Debt shall also be repaid in an amount equal to such repayment amount with respect to the Onsite Loan. At the sole election of Sycom Corp, such indebtedness owing to Onsite and to PSCRC may be paid either: (i) in the form of cash to either party; or (ii)(A) if to Onsite, by a reduction in the number of the Escrow Shares as determined by dividing the outstanding balance of the Onsite Loan as of December 31, 1998 by the average closing price of Onsite Common Stock for the ten (10) trading days immediately following the release of earnings figures of Consolidated Onsite for the period ending December 31, 1998; and (B) if to PSCRC, by transferring from the escrow to PSCRC that number of Escrow Shares equal in value to the repayment amount as determined by dividing the repayment amount by the average closing price of Onsite Common Stock for the ten (10) trading days immediately following the release of earnings figures of Onsite for the period ending December 31, 1998. For the purposes of the foregoing calculations, each Preferred Share shall be equal in value to one hundred (100) Common Shares pursuant to the terms of the Certificate of Designation.

          (b) If the actual financial results of Consolidated Onsite exceed the Financial Plan, the outstanding principal of the Onsite Loan shall be reduced on a dollar for dollar basis by the difference in the actual Consolidated Onsite earnings before interest, tax, depreciation, and amortization (EBITDA) and the EBITDA as identified in the Financial Plan, subject to audit by Onsite's auditors.

     3.3 DIRECT PAYMENT. The parties hereto acknowledge that a portion of the proceeds of the Onsite Loan is for the direct benefit of PSCRC. As such, the parties agree that the proceeds of the Onsite Loan equal to the monthly debt service payments for the PSCRC Debt (as set forth in Section 1(a) of the Promissory Note attached as Exhibit B to the Settlement Agreement) shall be paid directly by Onsite to PSCRC. Onsite has agreed to make such payments solely as an accommodation to PSCRC, and nothing herein shall be construed as an assumption of any liability whatsoever by Onsite.


IV.  NONCOMPETITION.

     4.1 While this Agreement is in effect, each of Sycom Corp and Sycom LP agrees that it shall not knowingly, directly or indirectly, whether as a principal, agent, or otherwise, or alone or in association with any individual or other entity, carry on, be engaged or employed by, take part in, consult or advise for personal gain, own, share in the earnings of, or finance, whether as a lender, investor, or otherwise, any other entity which is engaged in any business which engages, anywhere in the United States of America, in any business which is competitive with the then-current actual or intended business of Onsite, SYCOM ONSITE, or any affiliate of Onsite at the time, including, but not limited to, competing in the developing or providing of bill auditing, tariff analysis, transmission and distribution, energy efficiency, load management, distributed generation, emission reduction credit, or energy outsourcing services. Nothing in this paragraph shall prohibit Sycom Corp or Sycom LP from performing its maintenance or measurement and verification duties with respect to any of its existing projects, or with respect to any of its obligations relating to that certain SB Linden LLC project.

     4.2 In connection with and in addition to the foregoing, each of Sycom Corp and Sycom LP agrees, during the term hereof, not directly or indirectly, and whether as a principal, agent, or otherwise, or alone or in association with any individual or other entity, to (i) solicit in competition with Onsite or any affiliate of Onsite any customer of Onsite or any such affiliate; (ii) do or say anything which is deliberately intended to be harmful to the reputation of Onsite or any affiliate of Onsite at the time, or which is deliberately intended to lead any Person to cease to deal with Onsite or any such affiliate on substantially similar terms to those previously offered to Onsite or such affiliate; (iii) cause or induce, or attempt to cause or induce, any present or future employee of Onsite to terminate his or her employment with Onsite; (iv) solicit, induce, or influence any licensor, sales representative, supplier, lender, lessor, factor, or any other Person which has an existing or potential business relationship with Onsite or any affiliate of Onsite, to discontinue, reject, or otherwise adversely modify such relationship; or
(v) make use of any corporate or business name which is identical or similar to or is likely to be confused with the corporate name or any business name of Onsite or any affiliate of Onsite and which is used by any such company at any time during the term of this Agreement or which might suggest a connection with the same.

     4.3 Notwithstanding the foregoing, neither Sycom Corp nor Sycom LP shall be deemed to be in violation of this Agreement solely by reason of its investing in stock, bonds, or other securities of any business engaged in a competing activity (but without otherwise participating in such business), if (i) such stock, bonds, or other securities are listed on any national securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, and (ii) such investment by Sycom Corp and/or Sycom LP does not exceed, in the case of the capital stock of any one issuer, 1% of the issued and outstanding shares of such capital stock, or, in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding.


V.   CONFIDENTIALITY AND TRADE SECRETS.

     None of the entities of SYCOM ONSITE, Sycom Corp, or Sycom LP shall, while this Agreement is in effect and for a period of two (2) years after termination of this Agreement, exploit, use for any purpose, or disclose, directly or indirectly, to any Person (except as required by law after first notifying Onsite and giving it an opportunity to object) any confidential information, including, without limitation, price lists, pricing information, marketing plans or strategies, customer lists, customer names, non-public financial information, trade secrets, know-how, unprinted or printed data, technical information or descriptions, and related intangible property developed during or prior to the term of this Agreement, belonging to, used by, or developed by or for the benefit of Onsite or any affiliate of Onsite (collectively, "Trade Secrets"); provided, however, that the foregoing restrictions shall not apply to Trade Secrets which become generally known by the public other than by reason or breach of this provision by SYCOM ONSITE, Sycom Corp, and/or Sycom LP, or are required to be disclosed by law or any governmental authority or other authority with relevant powers (in which case SYCOM ONSITE, Sycom Corp, and/or Sycom LP shall, before making the disclosure, consult with Onsite or the affiliate of Onsite as to the timing, contents, and manner of disclosure).


VI.  INJUNCTIVE RELIEF.

     Each of SYCOM ONSITE, Sycom Corp, and Sycom LP hereby recognizes, acknowledges, and agrees that in the event of any breach by it of any of the covenants, agreements, duties, or obligations hereunder, Onsite or its affiliate would suffer great and irreparable harm, injury, and damage, Onsite or its affiliate would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by Onsite or its affiliate as a result of such breach, and Onsite or its affiliate would not be reasonably or adequately compensated by an award of damages in any action at law. Each of SYCOM ONSITE, Sycom Corp, and Sycom LP therefore acknowledges and agrees that, in addition to any other remedy Onsite or Onsite's affiliates may have at law, in equity, by statute, or otherwise, in the event of any breach by any of SYCOM ONSITE, Sycom Corp, or Sycom LP of any of their covenants, agreements, duties, or obligations hereunder, Onsite or Onsite's affiliate, as applicable, shall be entitled to seek temporary, preliminary, and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of Onsite or Onsite's affiliate, or any of the covenants, agreements, duties, or obligations of SYCOM ONSITE, Sycom Corp, and/or Sycom LP hereunder, and/or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to Onsite or any affiliate of Onsite resulting therefrom; provided, however, that nothing contained herein shall be deemed or construed in any manner whatsoever as a waiver by Onsite or Onsite's affiliate of any of the rights which Onsite or Onsite's affiliate may have against any of SYCOM ONSITE, Sycom Corp, or Sycom LP at law, in equity, by statute, or otherwise, arising out of, in connection with, or resulting from the breach by any of SYCOM ONSITE, Sycom Corp, or Sycom LP or of any of their covenants, agreements, duties, or obligations hereunder.


VII. DEFINITIONS AND MISCELLANEOUS PROVISIONS.

     7.1 To the extent not inconsistent with the terms hereof, the provisions of both Article IX and Article XII of the Purchase Agreement, which provisions are hereby incorporated by reference, shall be applicable to this Agreement.

     7.2 For purposes of this Agreement and except where the context indicates otherwise, references herein to Onsite and its affiliates shall be deemed to be references, without limitation, both to Onsite and to SYCOM ONSITE, and to both of them.

     7.3 For the purposes of this Agreement, "affiliate" shall mean, with respect to any Person: (i) such Person who is an "affiliate" of such Person as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended, (ii) any Person who is a director, officer, or partner or holds a similar position with any entity in which such Person has a 10% or greater equity or profit interest, and (iii) any family member of a person referred to in (i) or (ii).

     7.4 So long as the PSCRC Debt is outstanding, Sycom Corp and Sycom LP shall conduct their respective businesses as currently conducted (except as contemplated under the Purchase Agreement and Ancillary Agreements) and shall not in any way transfer, assign, or sell their assets. In addition, so long as the PSCRC Debt is outstanding, Sycom Corp and Sycom LP shall not file a voluntary petition for bankruptcy relief.

     7.5 Except as provided in Section 1.4 hereof or Section 9.2 of the Purchase Agreement, this Agreement shall not be modified or amended unless the same shall be in writing and signed by Onsite, Sycom Corp, and PSCRC.

///

///

///

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              ONSITE ENERGY CORPORATION


                              By:

                                   Richard T. Sperberg
                                   Chief Executive Officer

                              SYCOM ONSITE CORPORATION


                              By:

                                   Richard T. Sperberg
                                   Chairman of the Board

                              SYCOM CORP.


                              By:

                                   S. Lynn Sutcliffe
                                   President and Chief Executive Officer

                              SYCOM ENTERPRISES, L.P.

                              By:  Sycom Corp., its general partner


                              By:

                                   S. Lynn Sutcliffe
                                   President and Chief Executive Officer


                              PUBLIC SERVICE CONSERVATION RESOURCES
                              CORPORATION, for the sole purpose of
                              enforcing its third party beneficiary
                              rights hereunder,



                              By:_________________________________
                                   Name:
                                   Title:

                             EXHIBIT C

                         ESCROW AGREEMENT

     This "Escrow Agreement" (the "Escrow Agreement"), dated as of June 30, 1998, is made and entered into by and among: (1)(i) Onsite Energy Corporation, a Delaware corporation ("Onsite"), and (ii) SYCOM ONSITE Corporation, a Delaware corporation and wholly-owned subsidiary of Onsite ("SYCOM ONSITE") (together, Onsite and SYCOM ONSITE shall be referred to herein as the "Onsite Companies"); (2) Sycom Corp, a Delaware corporation;
(3) Public Service Conservation Resources Corporation ("PSCRC"); and (4) Bartel Eng Linn & Schroder, the escrow agent hereunder (the "Escrow Agent").

                             RECITALS

     WHEREAS, pursuant to that certain "Amended And Restated Asset Purchase Agreement" (the "Purchase Agreement"){1} dated as of June 30, 1998 to which this Escrow Agreement is attached as Exhibit C, SYCOM ONSITE is acquiring all of the project assets and assuming specific liabilities of Sycom LLC; and

     WHEREAS, the Onsite Companies and Sycom Corp and Sycom Enterprises Limited Partnership ("Sycom LP"), as part of the overall transaction contemplated by the Purchase Agreement, have entered into that certain "Sale and Noncompetition Agreement", dated as of June 30, 1998 (the "Sale and Noncompetition Agreement") pursuant to which, among other things, SYCOM ONSITE will obtain the services and know-how of the work force of Sycom Corp in exchange for shares of Onsite Series D Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares") as more fully set forth therein; and

     WHEREAS, under the terms of the Sale and Noncompetition Agreement, the Preferred Shares and/or Common Shares into which such Preferred Shares are converted serving as consideration are to be paid to Sycom Corp in the form of a single lump sum installment payment pursuant to an installment sale within the meaning of Section 453 of the Internal Revenue Code of 1986, as amended, that is due and payable eight (8) years from the Closing Date, and until such time such Preferred Shares and/or Common Shares shall be maintained in escrow; and

     WHEREAS, on or about January 8, 1998, Sycom LP, an affiliate of Sycom Corp, entered into a "Settlement Agreement" (the "Settlement Agreement") with Public Service Conservation Resources Corporation ("PSCRC"), including, among other things, an annexed Security Agreement and Promissory
Note in the original principal amount of $14,910,915 plus interest (the "PSCRC Debt"); and

-------------------------
{1} Unless indicated otherwise, the capitalized terms used herein shall have the same meanings ascribed to them in the Purchase Agreement.

     WHEREAS, the Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the receipt and delivery of the Preferred Shares;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


I.   DEPOSIT OF PREFERRED SHARES.

     1.1 On the Closing Date, Onsite shall deliver to the Escrow Agent the Preferred Shares, issued in the name of Sycom Corp, in accordance with
Section 2.1 of the Sale and Noncompetition Agreement. Such Preferred Shares, and all Common Shares into which such Preferred Shares may be converted, shall be maintained in the escrow subject to the terms hereof (the "Escrow Shares"). The Escrow Shares shall be delivered to the Escrow Agent at the following address:

          Bartel Eng Linn & Schroder
          300 Capitol Mall, Suite 1100
          Sacramento, CA  95814
          Attn:  Scott E. Bartel


II.  TERMS OF ESCROW.

     2.1 Except as otherwise provided herein, all Escrow Shares shall be held in escrow by the Escrow Agent no later than the eighth (8{th}) anniversary of the Closing Date, at which time, if not previously released hereunder, the Escrow Shares shall be delivered to Sycom Corp (the "Escrow Share Release Date") in satisfaction of Onsite's obligation to make an installment payment to Sycom Corp under the Sale and Noncompetition Agreement.

     2.2 At the request of Sycom Corp, and subject to the concurrence of a majority of those directors of Onsite who were not elected by Sycom LLC (under the terms of the Voting Agreement), with such concurrence of directors not to be unreasonably withheld, at any time prior to the Escrow Share Release Date, a portion of the Escrow Shares may be used directly or as collateral for a loan to pay all or a portion of: (i) the PSCRC Debt, or (ii) the Onsite Loan after the PSCRC Debt has been paid in full.

     2.3 Except as otherwise provided in Sections 2.2 or 2.4 hereof, the release of all or a portion of the Escrow Shares to Sycom Corp may only be accelerated, and the Escrow Shares may only be released to Sycom Corp prior to the Escrow Share Release Date, if either all of the following circumstances exist or such accelerated release would directly and immediately result in all of the following:

          (a) Payment in full of all amounts owed to PSCRC under the Settlement Agreement (as used herein, "payment in full" shall include all discounts and reductions to the amounts owing to PSCRC as provided in the Settlement Agreement and the ancillary agreements attached thereto); and

          (b) Payment in full of all loans made by Onsite and/or SYCOM ONSITE to Sycom Corp and/or Sycom LP pursuant to Section 3.1 of the Sale and Noncompetition Agreement; and

          (c) (i) The average closing market price of the Onsite Common Shares over a period of ten (10) consecutive trading days meets or exceeds $2.00 per share; AND, as determined on the same date, (ii) over any four consecutive quarters after the Closing Date through December 31, 1999, the total after-tax earnings per share of Onsite Common Shares (taking into account the Common Shares issued to Sycom LLC under the Purchase Agreement and the Common Shares into which the Preferred Shares issued under the Sale and Noncompetition Agreement are convertible, but not taking into account earnings from acquisitions subsequent to the Closing Date or shares issued for those acquisitions) meets or exceeds $0.15; provided, however, that both such minimum share price requirement and minimum earnings per share requirement shall increase by ten percent (10%) per year each year thereafter (i.e., $2.20 per share and $0.165 per share, respectively, from January 1, 2000 through December 31, 2000, $2.42 per share and $0.1815 per share, respectively, from January 1, 2001 through December 31, 2001, etc.).

     2.4 Notwithstanding Section 2.3 hereof, in the event Sycom Corp elects, pursuant to the provisions of Section 3.2 of the Sale and Noncompetition Agreement, to satisfy all or a portion of the PSCRC Debt and any amounts owing to Onsite by means of a release of Escrow Shares, the release of Escrow Shares to Sycom Corp shall be accelerated, and the Escrow Agent shall both transfer the appropriate number of Escrow Shares to PSCRC and shall reduce and cancel an equal number of Escrow Shares with respect to the amounts owing to Onsite. As stated in Section 3.2 of the Sale and Noncompetition Agreement, the value of the Escrow Shares shall be based on the average closing price of Onsite Common Shares for the ten (10) trading days immediately following the release of earnings figures of the combined Onsite and SYCOM ONSITE for the period ending December 31, 1998.

     2.5 On or immediately after the Closing Date, Sycom Corp covenants and agrees to execute an irrevocable proxy, and to re-execute an irrevocable proxy as often as may be required by law, naming the designee of Onsite's Board of Directors as proxy agent until such time as the Escrow Shares are repurchased or released from escrow.

     2.6 Upon receipt of a letter, in a form substantially similar to that attached hereto as ATTACHMENT A, officially signed on behalf of Onsite, SYCOM ONSITE, Sycom Corp, and PSCRC (which PSCRC shall not be required to assent to as a signatory in the event the PSCRC Debt has been satisfied or will immediately be satisfied), the Escrow Agent shall dispose of the Escrow Shares as such parties shall jointly direct. A disposition of the Escrow Shares shall terminate this Agreement.

III. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

     3.1 The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct.

     3.2 The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel.

     3.3 The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Onsite Companies, Sycom Corp, Sycom LLC, Sycom LP, or PSCRC are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Onsite Companies, Sycom Corp, Sycom LLC, Sycom LP, or PSCRC, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by Onsite, Sycom Corp, and PSCRC, and agreed to in writing by the Escrow Agent.

     3.4 This Escrow Agreement shall not be modified or amended unless the same shall be in writing and signed by Onsite, Sycom Corp, and PSCRC, and agreed to in writing by the Escrow Agent.

     3.5 If the Escrow Agent, prior to delivering or causing to be delivered the Escrow Shares in accordance herewith, receives notice of objection, dispute, or other assertion in accordance with any of the provisions of this Agreement, the Escrow Agent shall continue to hold the Escrow Shares until such time as the Escrow Agent shall receive (i) written instructions jointly executed by Onsite, Sycom Corp, and PSCRC, directing distribution of such Escrow Shares, or (ii) a certified copy of a judgment, order, or decree of a court of competent jurisdiction, final beyond the right of appeal, directing the Escrow Agent to distribute said Escrow Shares to any party hereto or as such judgment, order, or decree shall otherwise specify (including any such order directing the Escrow Agent to deposit the Escrow Shares into the court rendering such order, pending determination of any dispute between any of the parties). In addition, the Escrow Agent shall have the right to deposit any of the Escrow Shares with a court of competent jurisdiction pursuant to Section 386 of the California Code of Civil Procedure without liability to any party if said dispute is not resolved within thirty (30) days of receipt of any such notice of objection, dispute, or otherwise.

     3.6 The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate, or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, or endorsement.

     3.7 The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Escrow Shares.

     3.8 If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Escrow Shares, it may do so by giving five (5) days written notice to the parties of its intention and thereafter delivering the Escrow Shares to any other escrow agent mutually agreeable to Onsite, Sycom Corp, and PSCRC, and, if no such escrow agent shall be selected within three (3) days of the Escrow Agent's notification to Onsite and Sycom Corp of its desire to so relinquish custody of the Escrow Shares, then the Escrow Agent may do so by delivering the Escrow Shares (a) to any bank or trust companies in the County of San Diego, State of California, which is willing to act as escrow agent thereunder in place and instead of the Escrow Agent, or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law within San Diego County. The fee of any such bank or trust company or court officer shall be borne one-third by the Onsite Companies, one-third by Sycom Corp, and one-third by PSCRC. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Shares and Onsite, Sycom Corp, and PSCRC shall promptly pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to Section 3.10 below.

     3.9 This Escrow Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Onsite Companies, to Sycom Corp or Sycom LP, or to PSCRC, nor disqualify the Escrow Agent from representing Onsite in any dispute with any other party hereto, including any dispute with respect to the Escrow Shares. Both Sycom Corp and PSCRC understand that the Escrow Agent has acted as counsel to Onsite and will continue to act as counsel to the Onsite Companies.

     3.10 The reasonable out-of-pocket expenses paid or incurred by the Escrow Agent in the administration of its duties hereunder, including, but not limited to, all counsel and advisors' and agents' fees and all taxes or other governmental charges, if any, shall be paid one-half by Onsite and one-half by Sycom Corp.





IV.  INDEMNIFICATION

     4.1 The Onsite Companies and Sycom Corp (and PSCRC only to the extent that the liability arises from an act or omission involving PSCRC as determined by a court of competent jurisdiction) jointly and severally indemnify and hold the Escrow Agent, its employees, partners, members, and representatives, harmless from and against any and all losses, damages, taxes, liabilities, and expenses that may be incurred, directly or indirectly, by the Escrow Agent and/or any such person, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Escrow Agreement, including, but not limited to, all legal costs and expenses of the Escrow Agent and any such person incurred defending itself against any claim or liability in connection with its performance hereunder and the costs of recovery of amounts pursuant to this Section 4.1.

V.   MISCELLANEOUS.

     5.1 All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), or sent by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Onsite Companies:

               Onsite Energy Corporation
               701 Palomar Airport Road, Suite 200
               Carlsbad, CA 92009
               Attn: Richard T. Sperberg
               Facsimile No.: (760) 931-2952

               with a copy to:

               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA 95814
               Attn: Scott E. Bartel, Esq.
               Facsimile No.: (916) 442-3442

          If to Sycom Corp, to:

               SYCOM Corp
               Attn:  S. Lynn Sutcliffe
               27 Worlds Fair Drive
               Somerset, N.J.  08873
               Facsimile No.: (732) 748-9631

               with a copy to:

               Barry A. Brooks, Esq.
               Paul, Hastings, Janofsky & Walker LLP

               399 Park Avenue, 31{st} Floor
               New York, New York 10022-4697
               Facsimile No.:  (212) 319-4090

          If to PSCRC, to:

               Public Service Conservation Resources Corporation
               499 Thornall Drive
               Edison, New Jersey  08837
               Facsimile No.: (732) 744-0860
               Attn: Shawn P. Leyden, Esq.
                    General Counsel

          with a copy to:

               LeBoeuf, Lamb, Greene & MacRae, LLP
               One Riverfront Plaza
               Newark, New Jersey  07102
               Facsimile No.: (973) 643-6111
               Attn: Reynold Nebel, Jr.

          If to the Escrow Agent (the Escrow Agent shall receive copies of all communications under this Escrow Agreement), to:

               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA  95814
               Facsimile No.: (916) 442-3442
               Attn:  Scott E. Bartel

or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

     5.2 This Agreement shall be construed and enforced in accordance with the law of the State of California applicable to contracts entered into and performed entirely within California.

     5.3 By signing this Agreement, PSCRC acknowledges and consents to the transactions contemplated by the Purchase Agreement and ancillary agreements. However, such acknowledgment and consent by PSCRC shall not be construed as a consent to any other transaction among the parties thereto or a consent to any modification or amendment to the Purchase Agreement; and nothing herein shall be construed as an amendment, modification, or termination of the Settlement Agreement between PSCRC and Sycom LP.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

ONSITE ENERGY CORPORATION


By:__________________________
     Richard T. Sperberg
     Chief Executive Officer


SYCOM ONSITE CORPORATION


By:__________________________
     Richard T. Sperberg
     Chairman of the Board


SYCOM CORP.


By:___________________________
     S. Lynn Sutcliffe
     President


PUBLIC SERVICE CONSERVATION RESOURCES CORPORATION


By:____________________________
     Name:
     Title:



BARTEL ENG LINN & SCHRODER,
     as Escrow Agent


By:_____________________________
     A Member of the Firm

                           ATTACHMENT A

Bartel Eng Linn & Schroder
Attn:  Scott E. Bartel, Esq.
300 Capitol Mall, Suite 1100
Sacramento, CA  95814

     RE:  ONSITE ESCROW SHARES

Dear Mr. Bartel:

     Please distribute all Escrow Shares in your possession via Federal Express deliver to ______________________________________________________.

                              Very truly yours,

                              ONSITE ENERGY CORPORATION


                              By:   __________________________
                                  Richard T. Sperberg
                                  Chief Executive Officer

                              SYCOM ONSITE CORPORATION


                              By:   __________________________
                                  Richard T. Sperberg
                                  Chairman of the Board

                              SYCOM CORP.


                              By: __________________________
                                  S. Lynn Sutcliffe
                                  President

                              (only in the event the PSCRC Debt has not been satisfied or will not immediately be satisfied):
                              PUBLIC SERVICE CONSERVATION
                              RESOURCES CORPORATION


                              By: __________________________
                                  Name:
                                  Title:

                             EXHIBIT D

                         VOTING AGREEMENT

     This VOTING AGREEMENT, dated as of June 30, 1998 (the "Voting Agreement"), is made and entered into by and among the following parties:
(i) the principal shareholders of Onsite Energy Corporation identified in
SCHEDULE 1 hereto (the "Onsite Shareholders"); (ii) SYCOM Enterprises LLC ("Sycom LLC"); and (iii) Sycom Corp., a Delaware corporation ("Sycom Corp"; together, Sycom LLC and Sycom Corp shall be referred to herein as the Sycom Shareholders, and collectively the Onsite Shareholders and Sycom Shareholders shall be referred to herein as the "Shareholders" in the plural and as the "Shareholder" in the singular).

                             RECITALS

     WHEREAS, pursuant to that certain "Amended And Restated Asset Purchase Agreement" (the "Purchase Agreement"){1} to which this Voting Agreement is attached as EXHIBIT D, SYCOM ONSITE Corporation, a Delaware corporation and wholly-owned subsidiary of Onsite ("SYCOM ONSITE") is acquiring all of the assets of Sycom LLC and assuming specific liabilities; and

     WHEREAS, pursuant to that "Sale and Noncompetition Agreement" entered into by Onsite, SYCOM ONSITE, Sycom Corp, and Sycom Enterprises LP ("Sycom LP"), SYCOM ONSITE shall acquire the right to obtain the services and know-how of the employees of Sycom Corp and other related rights; and

     WHEREAS, an integral part of the transactions contemplated by the Purchase Agreement and Sale and Noncompetition Agreement is that the Shareholders shall have entered into a voting agreement wherein the Shareholders shall agree to vote at the succeeding annual meetings of Onsite to elect a certain number of directors in representation of the Shareholders and to authorize the issuance of additional Class A Common Stock ("Common Stock") to permit conversion of the Series D Convertible Preferred Shares to Common Stock; and

     WHEREAS, the parties desire to enter into this Voting Agreement prepared pursuant to Delaware Corporations Code <section>218 for the purpose of effectuating the intent of the Purchase Agreement and Ancillary Agreements;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Onsite Shareholders, Sycom Corp, and Sycom LLC hereby agree as follows:

--------------------
{1}   Unless indicated otherwise, the capitalized terms used herein shall have the same meanings as ascribed to them in the Purchase Agreement.

     1.  SHARES SUBJECT TO AGREEMENT.  The number of Shares of Common
Stock of Onsite listed opposite the names of the Onsite Shareholders in
SCHEDULE 1 hereto shall be subject to this Agreement. SCHEDULE 1 is incorporated herein and made a part of this Agreement by this reference.
In addition, the number of shares of Common Stock underlying Onsite Series D Convertible Preferred Stock of Sycom Corp as listed in SCHEDULE 2 hereto shall be subject to this Agreement. SCHEDULE 2 is incorporated herein and made a part of this Agreement by this reference. Finally, the number of shares of Common Stock held by Sycom LLC listed in SCHEDULE 3 hereto shall be subject to this Agreement. SCHEDULE 3 is incorporated herein and made a part of this Agreement by this reference.

     2.  AGREEMENT TO NOMINATE DIRECTORS AND VOTE SHARES.

          a. The parties agree that the Onsite Shareholders shall collectively have the right to nominate six (6) members of the eight (8) member board of directors of Onsite, subject to the constraints of the classification of the Board of Directors, with at least one of such directors being nominated by the Westar shareholder of Onsite pursuant to that certain "Stockholders Agreement Of Onsite Energy Corporation" dated as of October 28,1997. Sycom Shareholders shall have the right to nominate two (2) members of the eight (8) member board of directors of Onsite. Initially, one of the two members shall be appointed for a one year term and the second shall be appointed for a two year term. Once the shares have been released from the escrow pursuant to the Escrow Agreement, Sycom Shareholders shall have the right to nominate up to three (3) new members to add to the eight (8) member board of directors of Onsite. All shares subject to this Agreement as identified in Section 1 above shall vote in favor of the eight (8) (or eleven (11)) nominees of the parties hereto at all elections of directors of Onsite held during the term of this Agreement.

          b. After the Closing, the Board of Directors of Onsite shall consist of the six (6) existing board members (including one member representing Westar) and two (2) new members of the board nominated by the owners of Onsite stock representing Sycom LLC. At the time that the Escrow Shares are released, up to three additional Board members will be nominated by the owners of Onsite stock representing Sycom Corp. After the Closing, and during the term hereof, it is expected that S. Lynn Sutcliffe shall serve as the Chairman of the Board of Onsite, and Richard T. Sperberg shall serve as the President and Chief Executive Officer of Onsite.

          c. The Shareholders shall vote at the next Annual Meeting to authorize the issuance of additional Common Stock to permit the conversion of the Series D Convertible Preferred Shares to Common Stock.

     3. AGREEMENT NOT TO SELL WITHOUT BOARD APPROVAL. During the term of this Agreement, a Shareholder shall not sell, pledge, hypothecate or otherwise encumber any of the shares of Common Stock subject to this Agreement unless the Shareholder first receives the written consent of the Onsite Board of Directors to the terms of the proposed sale or pledge.

     4.  TERMINATION OF AGREEMENT.  This Agreement shall terminate three
(3) years after the Closing Date of the Purchase Agreement, as that term is defined therein.

     5. MERGER OR CONSOLIDATION. If Onsite is merged into or consolidated with another corporation, or all or substantially all of the assets of Onsite are transferred to another corporation, then the term "Onsite" shall be construed to include the successor corporation; and the parties hereto shall receive and hold under this Agreement any shares of the successor corporation received by them as a result of their ownership of shares held by them under this Agreement before the merger, consolidation, or transfer. Certificates issued and outstanding under this Agreement at the time of the merger, consolidation, or transfer may remain outstanding, but the parties may, at their discretion, substitute for these certificates new certificates in appropriate form.

     6. NECESSARY ACTS. The parties shall perform any acts, including executing any documents, that may be reasonably necessary to carry out fully the provisions and intent of this Agreement.

     7. MISCELLANEOUS. Article XII of the Asset Purchase Agreement shall apply to this Agreement and is incorporated herein by this reference.

///

///

///

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ONSITE SHAREHOLDERS


_______________________________
Richard T. Sperberg

_______________________________
Pro Active Partners, LP

_______________________________
Lagunitas Partners, LP

_______________________________
William M. Gary, III

_______________________________
H. Tate Holt

_______________________________
Russ Royal

_______________________________
Keith Aldrich

_______________________________
Frank Mazanec

_______________________________
Hector Esquer

SYCOM ENTERPRISES, LLC
   By:  SSBKK CORP., its sole member



   By:_________________________
     S. Lynn Sutcliffe
     President of SSBKK Corp.


SYCOM CORPORATION


     _________________________
By:  S. Lynn Sutcliffe
     President & Chief Executive Officer

                             EXHIBIT E

                  FORM OF SECURED PROMISSORY NOTE


$1,000,000                                             Carlsbad, California
                                                               ______, 199_


     In consideration of such loans or advances ("Advances") as Onsite Energy Corporation, a Delaware corporation ("Onsite") and/or SYCOM ONSITE Corporation, a Delaware corporation ("SYCOM ONSITE"; together, Onsite and SYCOM ONSITE shall be referred to herein as the "Onsite Companies"), from time to time make hereon to or for the benefit or at the request of the undersigned, the undersigned hereby promises to pay on or before June 30, 2000, (the "Maturity Date") to the Onsite Companies, or order (the "Holder"), in lawful money of the United States of America, all Advances, plus interest thereon, at the rate hereinafter provided.

     The unpaid principal balance hereon at any time shall not exceed One Million Dollars ($1,000,000), and shall be equal to the aggregate amount of all Advances then made less the aggregate amount of all payments then made thereon.

     Any Advances shall be presumed to be made to and for the benefit and at the request of the undersigned when credited to an account of the undersigned designated by the undersigned in writing to Onsite, or otherwise made in accordance with the written instructions of the undersigned.

     Upon any Advances, Maker shall deposit 1.75 shares of Onsite's Class A Common Stock held in Maker's name (the "Common Stock") for each one dollar ($1.00) loaned by Onsite to Maker hereunder pursuant to that certain Escrow Agreement dated June 1, 1998 (the "Pledged Shares") and shall execute that certain Stock Pledge Agreement between Maker and Onsite dated the date hereof (the "Pledge Agreement").

     Interest on this note shall accrue at a per annum rate of interest equal to nine and three quarters percent (9.75%) per annum. Except as otherwise provided in this Note, the outstanding principal amount of this Note, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. The Maker shall, to the extent permitted by the terms of that certain "Amended And Restated Asset Purchase Agreement" (the "Purchase Agreement") between Maker and Holder, dated June 30, 1998, have the right to require Onsite to make Advances up to the maximum principal amount.

     Payment of this Note is secured by a security interest in the Pledged Shares. Maker shall at all times maintain a balance in the escrow established pursuant to the Pledge Agreement of 1.75 shares of the Common Stock for each one dollar ($1.00) loaned by Onsite to Maker hereunder.

     This Note shall, at the option of the Holder, become immediately due and payable, without notice or demand, and Onsite's obligation to make advances to the Maker shall terminate as otherwise provided in the Purchase Agreement.

     All payments on this Note shall be applied first to the payment of late charges and other sums due hereon or pursuant hereto (other than principal and interest), and then to the payment of accrued and unpaid interest, and the remainder thereof shall be applied to the reduction of the principal balance of this Note.

     The Maker may, from time to time, prepay this Note either in full or in part, without penalty or premium.

     The Maker and all endorsers and guarantors hereof, if any, severally waive diligence and the right to plead any statute of limitations, presentment, grace, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the maturity date, and any and all moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by a federal or state statute both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof. The Maker, and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable with respect to the obligations evidenced by this Note. No delay or omission on the part of the Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission or waiver on any one occasion be deemed to constitute the waiver of the same or of any other right on any future occasion. Time is of the essence of each and every provision herein.

     The acceptance by the Holder of any payment hereunder which is less than payment in full of any amount due and payable by the time of such payment shall not constitute a waiver of the right to exercise any option, right, or remedy at that time or at any subsequent time, nor shall it nullify any prior exercise of any such option, right, or remedy without the express written consent of the Holder.

     All amounts payable hereunder  are payable in immediately available U.
S. funds, without setoff or deduction. Any payment received by the Holder after 12:00 noon, prevailing local time at the place designated from time to time for payment, shall be considered for all purposes (including the calculation of interest and late charges) as having been made on the next following day which is not a Saturday, Sunday, or legal holiday ("business day"); if the date for any payment hereunder falls on a day which is not a business day, then, for all purposes of this Note, the same shall be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of interest. The Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees and costs. Interest hereon shall be calculated on the basis of 360-day years and shall be compounded monthly.

     Payments on this Note, as well as any notices to the Holder, are to be mailed or delivered to the Holder at its address set forth in the Purchase Agreement or to such other place as the Holder may from time to time direct by written notice to the Maker. This Note, made in the State of
California, shall be construed according to the laws of the state of California.

     All agreements between the Maker and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason or payment of extension or loan or commitment fees, of advancement of proceeds, acceleration of maturity of the unpaid principal balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the principal amount hereof exceed the maximum legal rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any instrument securing this Note, at the time performance of such provision shall be due, shall involve transcending the maximum legal rate of interest prescribed by law which a court of competent jurisdiction may deem applicable hereto or thereto, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such maximum rate, and if from any circumstance the Holder shall ever receive as interest an amount which would exceed said maximum legal rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; to the extent that such excessive amount exceeds the unpaid principal balance hereon, the Holder shall refund it to the Maker. In determining whether excessive interest would be charged hereon, to the extent permitted by applicable law all sums paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby outstanding from time to time shall be prorated, amortized, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the unpaid principal sum so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

     The Maker and the Holder intend that all of the provisions hereof shall be valid and enforceable as specifically set forth herein. If any provision hereof is declared to be invalid or unenforceable, it is the intention of the Maker and the Holder that the remainder of this document, or, if applicable, the remainder of the invalid or unenforceable clause, sentence, or paragraph, shall be valid and enforced to the fullest extent permitted.

     The Maker agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by the Holder in enforcing the obligations of the Maker under this Note.

     This Note may not be changed orally but only by an agreement in writing signed by the party against whom such change is sought to be enforced.

     At the sole election of Maker, this Note shall be payable in either cash or Onsite Common Stock. If repayment in Common Stock is elected, then the Common Shares shall have a value equal to the average closing market price for the twenty (20) trading days immediately preceding the date of repayment, and the share certificates evidencing the Common Shares tendered in repayment shall be surrendered to Onsite. Notwithstanding the average closing market price calculated above, the Maker shall not be required to pay more than 1.75 Common Shares for each $1.00 of principal and interest due.

     Notwithstanding anything to the contrary contained herein or any other document or agreement, the Holder's only recourse in full satisfaction of the obligation hereunder is to foreclose upon and take possession of the Onsite Common Stock and to exercise Holder's rights under that certain Security Pledge Agreement of even date herewith.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first above written.

                              MAKER:

                              SYCOM ENTERPRISES, LLC
                                 By:  SSBKK CORP., its sole member



                                 By:_________________________
                                  S. Lynn Sutcliffe
                                  President of SSBKK Corp.

                             EXHIBIT F

                      STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made as of ____________, 1998, by and between: (1)(i) Onsite Energy Corporation, a Delaware corporation ("Onsite"), and (ii) SYCOM ONSITE, a Delaware corporation and wholly-owned subsidiary of Onsite ("SYCOM ONSITE"; together, Onsite and Sycom Onsite shall be referred to herein as the "Onsite Companies"); and (2) Sycom Enterprises, LLC, a Delaware limited liability company ("Sycom LLC").

                          R E C I T A L S

     WHEREAS, Onsite and Sycom LLC have entered into that certain "Amended And Restated Asset Purchase Agreement" dated June 30, 1998 (the "Purchase Agreement"){1} pursuant to which, among other things, Onsite has agreed to make certain advances to Sycom LLC pursuant to the terms of a Note which shall be secured by 1.75 Onsite Common Shares for each one dollar ($1.00) loaned by Onsite to Sycom LLC;

     NOW, THEREFORE, the parties agree as follows:

SECTION 1.  PLEDGE OF COMMON SHARES.

     1.1 As security for the full and punctual satisfaction, payment, and performance of all of the obligations of Sycom LLC pursuant to the Note, including, but not limited to, the payment when and as due and payable of principal and interest under the Note, and for the due performance and compliance with the terms and provisions of the Note, Sycom LLC hereby delivers, sets over, transfers, pledges, hypothecates, and grants to Onsite a security interest in and to 1.75 Common Shares (collectively the "Pledged Shares") for each one dollar ($1.00) loaned to Sycom Corp under the Note.

     1.2 Simultaneously with the execution of this Agreement, Sycom LLC has deposited Certificate No(s). _____________, representing _____________________ Common Shares, with Bartel Eng Linn & Schroder as "Pledge Holder", and has also executed and delivered stock power(s) with respect to such Common Shares satisfactory in form and substance to the Pledge Holder.

SECTION 2.  VOTING.

     Sycom LLC shall be entitled to vote the Pledged Shares and to give consents, waivers, and ratification in respect thereof, provided that no vote shall be cast or consent, waiver, or ratification given or action taken which would violate or not comply with any of the terms, conditions, covenants, representations, or warranties of this Agreement, the Purchase Agreement, or the Note.

--------------------
{1}   Unless indicated otherwise, all capitalized terms herein shall have the same meaning as ascribed to them in the Purchase Agreement.

SECTION 3.  DIVIDENDS AND OTHER DISTRIBUTIONS.

     3.1 All cash dividends payable as an extraordinary, liquidating, or other distribution in return of capital shall be delivered to Sycom LLC. Onsite shall deliver to the Pledge Holder and it shall retain as part of the Pledged Shares:

          (a) All other or additional stock or any other securities or property paid or distributed in respect of the Pledged Shares by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement; and

          (b) All other or additional stock or other securities or property (including cash) which may be paid or distributed in respect of the Pledged Shares by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, or similar corporate reorganization.

     3.2 In the event that, during the term of this Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Onsite, all new, substituted or additional shares, or other securities, issued by reason of any change shall be deposited with the Pledge Holder and held under the terms of this Agreement in the same manner as the original Pledged Shares.

SECTION 4.  MAINTENANCE OF PRIORITY OF PLEDGED SHARES.

     Sycom LLC shall be liable for and shall from time to time pay and discharge all taxes, assessments, and governmental charges imposed upon the Pledged Shares by any federal, state, or local authority, the liens of which would or might be held prior to the right of Onsite in and to the Pledged Shares or which are imposed on the holder and/or registered owner of the Pledged Shares. Sycom LLC will not, at any time while this Agreement is in effect, do or suffer any act or thing not otherwise permitted by this Agreement whereby the rights of Onsite in the Pledged Shares would or might be impaired. Sycom LLC shall execute and deliver such further documents and take such further actions as may be reasonably required to confirm the rights of Onsite in and to the Pledged Shares or otherwise to effectuate the intention of the Agreement.

SECTION 5.  REMEDIES UPON DEFAULT.

     5.1 The non-payment of all outstanding principal and interest as of the Maturity Date of the Note shall entitle Onsite to exercise its remedy as set forth in Section 5.2 below.

     5.2 Upon the Maturity Date, if Sycom LLC has not tendered payment for the full amount of principal and accrued interest pursuant to the Note, Onsite shall be entitled to exercise all of the rights, powers, and remedies (whether vested by this Agreement or by law or otherwise including, without limitation, those of a secured party under the Uniform Commercial Code) for the protection and enforcement of its rights with respect to the Pledged Shares, and Onsite shall be entitled, without limitation:

          (a)  To take title to or cancel the Pledged Shares; and

          (b) To receive all amounts payable in respect of the Pledged Shares otherwise payable to Sycom LLC.

     5.3 Notwithstanding the security interest in the Pledged Shares granted to Onsite, subject to the following limitations, Sycom LLC shall be permitted to enter into a written contract for sale of the Pledged Shares, with a simultaneous satisfaction in full the cash value of all principal and interest owed to Onsite. Any such contract and sale must specify that all consideration shall be paid directly by the purchaser to the Pledge Holder, for disbursement in accordance with the provisions of this Agreement. Any such contract must further specify that the contract will terminate and be void, unless the full consideration, in cash or by certified check, has been received by the Pledge Holder, prior to June 30, 2000. Further, Sycom LLC shall be prohibited from entering into any such contract unless, at the time of execution, Sycom LLC deposits with the Pledge Holder, in cash or by certified check, the amount (if any) by which the principal of the loaned funds, plus accrued interest, exceeds the contract price. In the event that for any reason the sale is not completed, and Onsite is not paid in full, by June 30, 2000, Onsite shall be permitted to pursue all remedies available without any further delay. At such time as Onsite is paid in full, the Pledged Shares shall be released to Sycom LLC or such purchaser of the Pledged Shares as directed by Sycom LLC.

     5.4 At any sale, Onsite shall be free to purchase all or any part of the Pledged Shares, unless prohibited by applicable law. Upon any sale or other disposition, Onsite shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Shares so sold or disposed of. Each purchaser at any such sale or other disposition (including Onsite) shall hold the Pledged Shares free from any claim or right of whatever kind, including any equity or right of redemption of Sycom LLC.

     5.5 Sycom LLC shall not be obligated to make any sale or other disposition, unless the terms thereof shall be reasonably satisfactory to it. Sycom LLC may, without notice or publication, adjourn any private or public sale, and may hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all the Pledged Shares, on credit or future delivery, the Pledged Shares so sold may be retained by Onsite until the selling price is paid by the purchaser thereof, but Onsite shall incur no liability in case of the failure of such purchaser to take up and pay for the Pledged Shares so sold and, in case of any such failure, such Pledged Shares may again be sold as hereinabove provided.

SECTION 6.  REMEDIES CUMULATIVE.

     Each right, power, and remedy of Onsite provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power, or remedy. The exercise or beginning of the exercise by Onsite of any one or more of the rights, powers, or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Onsite of all such other rights, powers or remedies, and no failure or delay on the part of Onsite to exercise any such right, power or remedy shall operate as a waiver thereof.

     Notwithstanding anything to the contrary contained herein or any other document or agreement, Onsite's only recourse in full satisfaction of the obligation under the Note is to foreclose upon and take possession of the Pledged Shares and to exercise Onsite's rights hereunder.

SECTION 7.  FURTHER ASSURANCES.

     Each of Sycom LLC and Onsite, at its expense, will execute, acknowledge, and deliver all such instruments and take all such action as the other may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms and conditions hereof.

SECTION 8.  TERMINATION AND RELEASE.

     Upon the payment in full by Sycom LLC of all principal and interest payable under the Note, this Agreement shall terminate and Onsite, at the request and expense of Sycom LLC, will execute and deliver to Sycom LLC a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly direct the Pledge Holder to assign, transfer, and deliver to Sycom LLC such of the Pledged Shares as has not theretofore been delivered, sold, or otherwise applied or released pursuant to this Agreement.

SECTION 9.  MISCELLANEOUS.

     9.1 To the extent any provision contained in this Agreement is inconsistent or in conflict with any applicable provision of the Uniform Commercial Code, the parties hereby waive any and all protection afforded by the Uniform Commercial Code pursuant to such provision contained therein, and the terms and conditions of this Agreement shall govern notwithstanding such inconsistency or conflict.

     9.2 To the extent not inconsistent herewith, the terms and provisions of Article XII of the Purchase Agreement shall govern and control this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                              ONSITE ENERGY CORPORATION


                              By:

                                  Richard T. Sperberg
                                  Chief Executive Officer

                              SYCOM ONSITE CORPORATION


                              By:

                                  Richard T. Sperberg
                                  Chairman of the Board

                              SYCOM ENTERPRISES, LLC
                                By:  SSBKK Corp., its sole member


                              By:

                                  S. Lynn Sutcliffe
                                  President